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                         $1,000,000,000 CREDIT AGREEMENT


                                      AMONG


                        COLUMBIA HEALTHCARE CORPORATION,


               THE SEVERAL BANKS AND OTHER FINANCIAL INSTITUTIONS
                        FROM TIME TO TIME PARTIES HERETO,

              BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION,
                            THE BANK OF NOVA SCOTIA,
                         THE CHASE MANHATTAN BANK N.A.,
                                 CITIBANK, N.A.,
                                DEUTSCHE BANK AG,
                       THE FIRST NATIONAL BANK OF CHICAGO,
             THE INDUSTRIAL BANK OF JAPAN, LIMITED, NEW YORK BRANCH,
                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                      NATIONSBANK OF NORTH CAROLINA, N.A.,
                            PNC BANK, KENTUCKY, INC.,
                       TORONTO DOMINION (TEXAS), INC. AND
                         WACHOVIA BANK OF GEORGIA, N.A.,
                                  AS CO-AGENTS

                                       AND

                                 CHEMICAL BANK,
                         AS AGENT AND AS CAF LOAN AGENT


                          DATED AS OF FEBRUARY 10, 1994


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
                         TABLE OF CONTENTS

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                                                             ----

SECTION 1.  DEFINITIONS. . . . . . . . . . . . . . . . . . . .  1

    1.1   Defined Terms. . . . . . . . . . . . . . . . . . . .  1
    1.2   Other Definitional Provisions. . . . . . . . . . . . 17

SECTION 2.  AMOUNT AND TERMS OF LOANS. . . . . . . . . . . . . 17

    2.1   Revolving Credit Loans and Revolving Credit Notes. . 17
    2.2   CAF Loans and CAF Loan Notes . . . . . . . . . . . . 18
    2.3   Facility Fee . . . . . . . . . . . . . . . . . . . . 23
    2.4   Termination, Reduction or Extension of
           Commitments . . . . . . . . . . . . . . . . . . . . 23
    2.5   Optional Prepayments . . . . . . . . . . . . . . . . 26
    2.6   Conversion Options; Minimum Amount of Loans. . . . . 26
    2.7   Interest Rate and Payment Dates for Revolving
           Credit Loans. . . . . . . . . . . . . . . . . . . . 27
    2.8   Computation of Interest and Fees . . . . . . . . . . 27
    2.9   Inability to Determine Interest Rate . . . . . . . . 28
    2.10  Pro Rata Borrowings and Payments . . . . . . . . . . 29
    2.11  Illegality . . . . . . . . . . . . . . . . . . . . . 31
    2.12  Requirements of Law. . . . . . . . . . . . . . . . . 31
    2.13  Capital Adequacy . . . . . . . . . . . . . . . . . . 32
    2.14  Taxes. . . . . . . . . . . . . . . . . . . . . . . . 33
    2.15  Indemnity. . . . . . . . . . . . . . . . . . . . . . 34
    2.16  Application of Proceeds of Loans . . . . . . . . . . 35

2.17  Notice of Certain Circumstances; Assignment of
           Commitments Under Certain Circumstances . . . . . . 35

SECTION 3.  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . 36

    3.1   Corporate Organization and Existence . . . . . . . . 36
    3.2   Subsidiaries . . . . . . . . . . . . . . . . . . . . 36
    3.3   Financial Information. . . . . . . . . . . . . . . . 36
    3.4   Changes in Condition . . . . . . . . . . . . . . . . 37
    3.5   Assets . . . . . . . . . . . . . . . . . . . . . . . 38
    3.6   Litigation . . . . . . . . . . . . . . . . . . . . . 38
    3.7   Tax Returns. . . . . . . . . . . . . . . . . . . . . 39
    3.8   Contracts, etc.  . . . . . . . . . . . . . . . . . . 39
    3.9   No Legal Obstacle to Agreement . . . . . . . . . . . 39
    3.10  Defaults . . . . . . . . . . . . . . . . . . . . . . 40
    3.11  Burdensome Obligations . . . . . . . . . . . . . . . 40
    3.12  Pension Plans. . . . . . . . . . . . . . . . . . . . 40
    3.13  Disclosure . . . . . . . . . . . . . . . . . . . . . 41
    3.14  Environmental and Public and Employee Health and
           Safety Matters. . . . . . . . . . . . . . . . . . . 41
    3.15  Federal Regulations. . . . . . . . . . . . . . . . . 41
    3.16  Investment Company Act; Other Regulations. . . . . . 42

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SECTION 4.  CONDITIONS . . . . . . . . . . . . . . . . . . . . 42

    4.1   Loan Documents . . . . . . . . . . . . . . . . . . . 42
    4.2   Legal Opinions . . . . . . . . . . . . . . . . . . . 42
    4.3   Company Officers' Certificate. . . . . . . . . . . . 42
    4.4   Termination of Prior Agreements. . . . . . . . . . . 43
    4.5   Legality, etc. . . . . . . . . . . . . . . . . . . . 43
    4.6   General. . . . . . . . . . . . . . . . . . . . . . . 43
    4.7   Fees . . . . . . . . . . . . . . . . . . . . . . . . 43
    4.8   Consummation of The Merger . . . . . . . . . . . . . 43

SECTION 5.  GENERAL COVENANTS. . . . . . . . . . . . . . . . . 43
    5.1   Taxes, Indebtedness, etc.  . . . . . . . . . . . . . 44
    5.2   Maintenance of Properties; Compliance with Law . . . 44
    5.3   Transactions with Affiliates . . . . . . . . . . . . 45
    5.4   Insurance. . . . . . . . . . . . . . . . . . . . . . 45
    5.5   Financial Statements . . . . . . . . . . . . . . . . 45
    5.6   Ratio of Total Debt to Tangible Net Worth. . . . . . 48
    5.7   Interest Coverage Ratio. . . . . . . . . . . . . . . 48
    5.8   Distributions. . . . . . . . . . . . . . . . . . . . 48
    5.9   Merger or Consolidation. . . . . . . . . . . . . . . 48
    5.10  Sales of Assets. . . . . . . . . . . . . . . . . . . 49
    5.11  Compliance with ERISA. . . . . . . . . . . . . . . . 49
    5.12    Negative Pledge. . . . . . . . . . . . . . . . . . 50
    5.13  Sale-and-Lease-back Transactions . . . . . . . . . . 51

SECTION 6.  DEFAULTS . . . . . . . . . . . . . . . . . . . . . 51

    6.1   Events of Default. . . . . . . . . . . . . . . . . . 51
    6.2   Annulment of Defaults. . . . . . . . . . . . . . . . 54
    6.3   Waivers. . . . . . . . . . . . . . . . . . . . . . . 54
    6.4   Course of Dealing. . . . . . . . . . . . . . . . . . 54

SECTION 7.  THE AGENT. . . . . . . . . . . . . . . . . . . . . 54

    7.1   Appointment. . . . . . . . . . . . . . . . . . . . . 54
    7.2   Delegation of Duties . . . . . . . . . . . . . . . . 55
    7.3   Exculpatory Provisions . . . . . . . . . . . . . . . 55
    7.4   Reliance by Agent. . . . . . . . . . . . . . . . . . 55
    7.5   Notice of Default. . . . . . . . . . . . . . . . . . 56
    7.6   Non-Reliance on Agent and Other Banks. . . . . . . . 56
    7.7   Indemnification. . . . . . . . . . . . . . . . . . . 57
    7.8   Agent and CAF Loan Agent in Its Individual
           Capacity. . . . . . . . . . . . . . . . . . . . . . 57
    7.9   Successor Agent. . . . . . . . . . . . . . . . . . . 57

SECTION 8.  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . 58

    8.1   Amendments and Waivers . . . . . . . . . . . . . . . 58
    8.2   Notices. . . . . . . . . . . . . . . . . . . . . . . 58
    8.3   No Waiver; Cumulative Remedies . . . . . . . . . . . 59
    8.4   Survival of Representations and Warranties . . . . . 59
    8.5   Payment of Expenses and Taxes; Indemnity . . . . . . 60
    8.6   Successors and Assigns; Participations;
           Purchasing Banks. . . . . . . . . . . . . . . . . . 60
    8.7   Adjustments; Set-off . . . . . . . . . . . . . . . . 64

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                                                             ----

    8.8   Counterparts . . . . . . . . . . . . . . . . . . . . 65
    8.9   GOVERNING LAW. . . . . . . . . . . . . . . . . . . . 65
    8.10  WAIVERS OF JURY TRIAL. . . . . . . . . . . . . . . . 65
    8.11  Submission To Jurisdiction; Waivers. . . . . . . . . 65


SCHEDULES

SCHEDULE I   Commitment Amounts and Percentages; Lending
               Offices; Addresses for Notice
SCHEDULE II  Subsidiaries of the Company
SCHEDULE III Indebtedness
SCHEDULE IV  Liens
SCHEDULE V   Applicable Margins



EXHIBITS

EXHIBIT A    Form of Revolving Credit Note
EXHIBIT B    Form of Grid CAF Loan Note
EXHIBIT C    Form of Individual CAF Loan Note
EXHIBIT D    Form of CAF Loan Request
EXHIBIT E    Form of CAF Loan Offer
EXHIBIT F    Form of CAF Loan Confirmation
EXHIBIT G    Form of Commitment Transfer Supplement

          CREDIT AGREEMENT, dated as of February 10, 1994, among COLUMBIA HEALTHCARE CORPORATION, a Delaware corporation and the successor by merger to Columbia Hospital Corporation (the "COMPANY"), the several banks and other financial institutions from time to time parties to this Agreement (the "BANKS"), BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION, THE BANK OF NOVA SCOTIA, THE CHASE MANHATTAN BANK, N.A., CITIBANK, N.A., DEUTSCHE BANK AG, THE FIRST NATIONAL BANK OF CHICAGO, THE INDUSTRIAL BANK OF JAPAN, LIMITED, NEW YORK BRANCH, MORGAN GUARANTY TRUST COMPANY OF NEW YORK, NATIONSBANK OF NORTH CAROLINA, N.A., PNC BANK, KENTUCKY, INC., TORONTO DOMINION (TEXAS), INC. AND WACHOVIA BANK OF GEORGIA, N.A., as Co-Agents and CHEMICAL BANK, a New York banking corporation, as agent for the Banks hereunder (in such capacity, the "AGENT") and as CAF Loan agent (in such capacity, the "CAF LOAN AGENT").


                      W I T N E S S E T H :
                      - - - - - - - - - -


          WHEREAS, pursuant to a Joint Proxy Statement and Prospectus on Form S-4, dated October 22, 1993 (as amended, the "Proxy"), the Company and HCA-Hospital Corporation of America, a Delaware corporation ("HCA"), have solicited the approval of their respective stockholders to adopt an Agreement and Plan of Merger dated as of October 2, 1993 (the "MERGER AGREEMENT") between the Company and HCA;

          WHEREAS, pursuant to subsections 1.1 and 4.1 of the Merger Agreement HCA will be merged (the "MERGER") with and into a wholly-owned subsidiary of the Company (with such wholly-owned subsidiary of the Company as the surviving entity), and each stockholder of HCA will receive 1.05 shares of the Company's voting common stock in exchange for each of its shares of HCA's Class A common stock and 1.05 shares of the Company's nonvoting common stock in exchange for each of its shares of HCA's Class B common stock; and

          WHEREAS, it is a condition precedent to the obligation of the Banks to make their respective Loans (as hereinafter defined) to the Company hereunder that the transactions contemplated in connection with the Merger, including without limitation, the transactions contemplated by the Proxy and subsections 1.1 and 4.1 of the Merger Agreement, are consummated;

          NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained and for other good and valuable consideration, the undersigned hereby agree as follows:


          SECTION 1.  DEFINITIONS

          1.1 DEFINED TERMS. As used in this Agreement, the following terms have the following meanings:

                                                                 2
          "ADDITIONAL BANK":  as defined in subsection 2.4(d).

          "AFFILIATE": (a) any director or officer of any corporation or partner or joint venturer or Person holding a similar position in another Person or members of their families, whether or not living under the same roof, or any Person owning beneficially more than 5% of the outstanding common stock or other evidences of beneficial interest of the Person in question, (b) any Person of which any one or more of the Persons described in clause (a) above is an officer, director or beneficial owner of more than 5% of the shares or other beneficial interest and (c) any Person controlled by, controlling or under common control with the Person in question.

          "AGREEMENT": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

          "ALTERNATE BASE RATE": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "PRIME RATE" shall mean the rate of interest per annum publicly announced from time to time by the Agent as its prime rate in effect at its principal office in New York City (each change in the Prime Rate to be effective on the date such change is publicly announced); "BASE CD RATE" shall mean the sum of
     (a) the product of (i) the Three-Month Secondary CD Rate and
     (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; "THREE-MONTH SECONDARY CD RATE" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board of Governors of the Federal Reserve System (the "BOARD") through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; "C/D RESERVE PERCENTAGE" shall mean, for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board (or any successor), for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding one billion Dollars in respect of new non-personal three-month certificates of deposit in the secondary market in Dollars in New York City and in an amount of $100,000 or more; "C/D ASSESSMENT RATE" shall mean, for any day, the net annual assessment rate (rounded upward to the nearest 1/100th of 1%) determined by Chemical Bank to be payable on such day to the Federal Deposit Insurance Corporation or any successor ("FDIC") for FDIC's insuring time deposits made in Dollars at offices of Chemical Bank in the United States; and "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate, or both, for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

          "ALTERNATE BASE RATE LOANS": Revolving Credit Loans hereunder at such time as they are made and/or being maintained at a rate of interest based upon the Alternate
     Base Rate.

          "APPLICABLE LIBOR AUCTION ADVANCE RATE": in respect of any CAF Loan requested pursuant to a LIBOR Auction Advance Request, the London interbank offered rate for deposits in Dollars for the period commencing on the date of such CAF Loan and ending on the maturity date thereof which appears on Telerate Page 3750 as of 11:00 A.M., London time, two Working Days prior to the beginning of such period.

          "APPLICABLE MARGIN": for each Type of Revolving Credit Loan during a Level I Period, Level II Period, Level III Period, Level IV Period or Level V Period, the rate per annum set forth under the relevant column heading in
     Schedule V. Increases or decreases in the Applicable Margin shall become effective on the first day of the Level I Period, Level II Period, Level III Period, Level IV Period or Level V Period, as the case may be, to which such Applicable Margin relates.

          "ATTRIBUTABLE DEBT": means (i) as to any capitalized lease obligations, the Indebtedness carried on the balance sheet in respect thereof in accordance with GAAP and (ii) as to any operating leases, the total net amount of rent required to be paid under such leases during the remaining term thereof.

          "AUDITOR": any independent certified public accountant of nationally recognized standing and reputation selected by the Company.

          "AVAILABLE COMMITMENTS": at a particular time, an amount equal to the difference between (a) the amount of the Commitments at such time and (b) the aggregate unpaid principal amount at such time of all Loans.

          "BANK OBLIGATIONS":  as defined in subsection 6.1.

          "BENEFITTED BANK":  as defined in subsection 8.7.

          "BORROWING DATE": any Business Day specified in a notice pursuant to subsection 2.1(c) or 2.2(b) as a date on which the Company requests the Banks to make Revolving Credit Loans or CAF Loans, as the case may be, hereunder.

          "BUSINESS DAY": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

          "CAF LOAN": each CAF Loan made pursuant to subsection 2.2; the aggregate amount advanced by a CAF Loan Bank pursuant to subsection 2.2 on each CAF Loan Date shall constitute one or more CAF Loans, as specified by such CAF Loan Bank pursuant to subsection 2.2(b)(vi).

          "CAF LOAN ASSIGNEE":  as defined in subsection 8.6(c).

          "CAF LOAN ASSIGNMENT": any assignment by a CAF Loan Bank to a CAF Loan Assignee of a CAF Loan and related Individual CAF Loan Note; any such CAF Loan Assignment to be registered in the Register must set forth, in respect of the CAF Loan Assignee thereunder, the full name of such CAF Loan Assignee, its address for notices, its lending office address (in each case with telephone and facsimile transmission numbers) and payment instructions for all payments to such CAF Loan Assignee, and must contain an agreement by such CAF Loan Assignee to comply with the provisions of subsection 8.6(c) and subsection 8.6(h) to the same extent as any Bank.

          "CAF LOAN BANKS": Banks from time to time designated as CAF Loan Banks by the Company by written notice to the CAF Loan Agent (which notice the CAF Loan Agent shall transmit to each such CAF Loan Bank).

          "CAF LOAN CONFIRMATION": each confirmation by the Company of its acceptance of one or more CAF Loan Offers, which CAF Loan Confirmation shall be substantially in the form of Exhibit F and shall be delivered to the CAF Loan Agent in writing or by facsimile transmission.

          "CAF LOAN DATE": each date on which a CAF Loan is made pursuant to subsection 2.2.

          "CAF LOAN NOTE":  a Grid CAF Loan Note or an Individual
     CAF Loan Note.

          "CAF LOAN OFFER": each offer by a CAF Loan Bank to make one or more CAF Loans pursuant to a CAF Loan Request, which CAF Loan Offer shall contain the information specified in Exhibit E and shall be delivered to the CAF Loan Agent by telephone, immediately confirmed by facsimile transmission.

          "CAF LOAN REQUEST": each request by the Company for CAF Loan Banks to submit bids to make CAF Loans, which shall contain the information in respect of such requested CAF Loans specified in Exhibit D and shall be delivered to the CAF Loan Agent in writing or by facsimile transmission, or by telephone, immediately confirmed by facsimile transmission.

          "CHANGE IN CONTROL": of any corporation, (a) any Person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), other than the Company, that shall acquire more than 50% of the Voting Stock of such corporation or (b) any Person or group (as defined in preceding clause (a)), other than the Company, that shall acquire more than 20% of the Voting Stock of such corporation and, at any time following an acquisition described in this clause (b), the Continuing Directors shall not constitute a majority of the board of directors of such corporation.

          "CHEMICAL BANK": Chemical Bank, a New York banking corporation.

          "CLOSING DATE": the date on which all of the conditions precedent for the Closing Date set forth in
     Section 4 shall have been fulfilled, but in no event shall the Closing Date occur later than February 28, 1994.

          "CODE": the Internal Revenue Code of 1986, as amended from time to time.

          "COMMITMENT": as to any Bank, its obligation to make Revolving Credit Loans to the Company pursuant to subsection 2.1(a) in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such Bank's name in Schedule I, as such amount may be reduced from time to time as provided herein.

          "COMMITMENT PERCENTAGE": as to any Bank, the percentage of the aggregate Commitments constituted by such Bank's Commitment.

          "COMMITMENT PERIOD": the period from and including the Closing Date to but not including the Termination Date or such earlier date on which the Commitments shall terminate as provided herein.

          "COMMITMENT TRANSFER SUPPLEMENT":  a Commitment
     Transfer Supplement, substantially in the form of Exhibit G.

          "CONFIDENTIAL INFORMATION MEMORANDUM":  the
     Confidential Information Memorandum dated November 1993 relating to this Agreement.

          "CONSOLIDATED ASSETS": the consolidated assets of the Company and its Subsidiaries, determined in accordance with GAAP.

          "CONSOLIDATED EARNINGS BEFORE INTEREST AND TAXES": for any period for which the amount thereof is to be determined, Consolidated Net Income for such period plus all amounts deducted in computing such Consolidated Net Income in respect of interest expense on Indebtedness and income taxes, all determined in accordance with GAAP.

          "CONSOLIDATED INTEREST EXPENSE": for any period for which the amount thereof is to be determined, all amounts deducted in computing Consolidated Net Income for such period in respect of interest expense on Indebtedness determined in accordance with GAAP.

          "CONSOLIDATED NET INCOME": for any period, the consolidated net income, if any, after taxes, of the Company and its Subsidiaries for such period determined in accordance with GAAP; PROVIDED, HOWEVER, that Consolidated Net Income shall not include any gain or loss attributable to extraordinary items, any sale of assets not in the ordinary course of business or any taxes or tax savings as a result thereof.

          "CONSOLIDATED NET TANGIBLE ASSETS": means the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities as disclosed on the consolidated balance sheet of the Company (excluding any thereof which are by their terms extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and excluding any deferred income taxes that are included in current liabilities), and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on the most recent consolidated balance sheet of the Company and computed in accordance with GAAP.

          "CONSOLIDATED TANGIBLE NET WORTH": Consolidated Assets of the Company and its Subsidiaries less the following:

               (a) the amount, if any, at which any treasury stock appears on the assets side of the balance sheet;

               (b)  an amount equal to goodwill;

               (c) any writeup in book value of assets resulting from any revaluation made after December 31, 1992 in the case of the Company and its Subsidiaries (excluding Galen and its Subsidiaries) and HCA and its Subsidiaries and August 31, 1993 in the case of Galen and its Subsidiaries;

               (d) an amount equal to all amounts which appear or should appear as a credit on the balance sheet of the Company in respect of any class or series of preferred stock of the Company; and

               (e) all liabilities which in accordance with GAAP should be reflected as liabilities on such consolidated balance sheet, but in any event including all Indebtedness.

          "CONSOLIDATED TOTAL DEBT": the aggregate of all Indebtedness (including the current portion thereof) of the Company and its Subsidiaries on a consolidated basis.

          "CONTINUING BANK":  as defined in subsection 2.4(c).

          "CONTINUING DIRECTOR": any member of the Board of Directors of the Company who is a member of such Board on the date of this Agreement, and any Person who is a member of such Board and whose nomination as a director was approved by a majority of the Continuing Directors then on such Board.

          "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

          "CONTROL GROUP PERSON": any Person which is a member of the controlled group or is under common control with the Company within the meaning of Section 414(b) or 414(c) of the Code or Section 4001(b)(1) of ERISA.

          "$300,000,000 CREDIT AGREEMENT":  the $300,000,000
     Credit Agreement, dated as of November 1, 1993, among the Company, the several banks and other financial institutions from time to time parties thereto and Chemical Bank, as agent and as CAF Loan agent.

          "$500,000,000 CREDIT AGREEMENT":  the $500,000,000
     Credit Agreement, dated as of September 1, 1993, among the Company, the several banks and other financial institutions from time to time parties thereto, Banque Paribas, The Chase Manhattan Bank N.A., Citibank, N.A., Deutsche Bank AG, The First National Bank of Chicago, The Industrial Bank of Japan, Limited, New York Branch, Morgan Guaranty Trust Company of New York, Nationsbank of North Carolina, N.A., PNC Bank, Kentucky, Inc. and Toronto Dominion (Texas), Inc., as Co-Agents and Chemical Bank, as agent and as CAF Loan agent.

          "$800,000,000 CREDIT AGREEMENT":  the $800,000,000
     Credit Agreement, dated as of September 1, 1993, among the Company, the several banks and other financial institutions from time to time parties thereto, Banque Paribas, The Chase Manhattan Bank N.A., Citibank, N.A., Deutsche Bank AG, The First National Bank of Chicago, The Industrial Bank of Japan, Limited, New York Branch, Morgan Guaranty Trust Company of New York, Nationsbank of North Carolina, N.A., PNC Bank, Kentucky, Inc. and Toronto Dominion (Texas), Inc., as Co-Agents and Chemical Bank, as agent and as CAF Loan agent.

          "$1,642,000,000 CREDIT AGREEMENT":  the $1,642,000,000
     Amended and Restated Credit Agreement, dated as of September 2, 1993, among HCA, Hospital Corporation of America, the several banks and other financial institutions from time to time parties thereto and Morgan Guaranty Trust Company of New York, as agent.

          "DEFAULT":  any of the events specified in subsection
     6.1, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "DISTRIBUTION": (a) the declaration or payment of any dividend on or in respect of any shares of any class of capital stock of the Company other than dividends payable solely in shares of common stock of the Company; (b) the purchase, redemption or other acquisition of any shares of any class of capital stock of the Company directly or indirectly through a Subsidiary or otherwise; and (c) any other distribution on or in respect of any shares of any class of capital stock of the Company.

          "DOLLARS" and "$": dollars in lawful currency of the United States of America.

          "DOMESTIC LENDING OFFICE": initially, the office of each Bank designated as such in Schedule I; thereafter, such other office of such Bank, if any, located within the United States which shall be making or maintaining Alternate Base Rate Loans.

          "EFFECTIVE DATE":  as defined in subsection 2.4(b).

          "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "EUROCURRENCY RESERVE REQUIREMENTS": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto), dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

          "EURODOLLAR LENDING OFFICE": initially, the office of each Bank designated as such in Schedule I; thereafter, such other office of such Bank, if any, which shall be making or maintaining Eurodollar Loans.

          "EURODOLLAR LOANS": Revolving Credit Loans hereunder at such time as they are made and/or are being maintained at a rate of interest based upon the Eurodollar Rate.

          "EURODOLLAR RATE": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the average (rounded upwards to the nearest whole multiple of one sixteenth of one percent) of the respective rates notified to the Agent by the Reference Banks as the rate at which each of their Eurodollar Lending Offices is offered Dollar deposits two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are then being conducted at or about 10:00 A.M., New York City time, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Loan of such Reference Bank to be outstanding during such Interest Period.

          "EURODOLLAR TRANCHE": the collective reference to Eurodollar Loans having the same Interest Period (whether or not originally made on the same day).

          "EVENT OF DEFAULT": any of the events specified in subsection 6.1, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act has been satisfied.

          "FINANCING LEASE": any lease of property, real or personal, if the then present value of the minimum rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the lessee.

          "FIXED RATE AUCTION ADVANCE REQUEST": any CAF Loan Request requesting the CAF Loan Banks to offer to make CAF Loans at a fixed rate (as opposed to a rate composed of the Applicable LIBOR Auction Advance Rate plus or minus a margin).

          "GAAP": (a) with respect to determining compliance by the Company with the provisions of subsections 5.6, 5.7 and 5.10, generally accepted accounting principles in the United States of America consistent with those utilized in preparing the audited financial statements referred to in subsection 3.3 and (b) with respect to the financial statements referred to in subsection 3.3 or the furnishing of financial statements pursuant to subsection 5.5 and otherwise, generally accepted accounting principles in the United States of America from time to time in effect.

          "GALEN":  Galen Health Care, Inc., a Delaware
     Corporation and a successor by spin-off to Humana Inc.

          "GOVERNMENTAL AUTHORITY": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "GRID CAF LOAN NOTE":  as defined in subsection 2.2(f).

          "GUARANTEE OBLIGATION": any arrangement whereby credit is extended to one party on the basis of any promise of another, whether that promise is expressed in terms of an obligation to pay the Indebtedness of another, or to purchase an obligation owed by that other, to purchase assets or to provide funds in the form of lease or other types of payments under circumstances that would enable that other to discharge one or more of its obligations, whether or not such arrangement is listed in the balance sheet of the obligor or referred to in a footnote thereto, but shall not include endorsements of items for collection in the ordinary course of business.

          "HCA":  as defined in the Recitals hereto.

          "INDEBTEDNESS": of a Person, at a particular date, the sum (without duplication) at such date of (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services or which is evidenced by a note, bond, debenture or similar instrument,
     (b) all obligations of such Person under Financing Leases,
     (c) all obligations of such Person in respect of letters of credit, acceptances, or similar obligations issued or created for the account of such Person in excess of $1,000,000, (d) all liabilities secured by any Lien on any property owned by the Company or any Subsidiary even though such Person has not assumed or otherwise become liable for the payment thereof and (e) all Guarantee Obligations relating to any of the foregoing in excess of $1,000,000.

          "INDIVIDUAL CAF LOAN NOTE":  as defined in subsection
     2.2(g).

          "INSOLVENCY" or "INSOLVENT": at any particular time, a Multiemployer Plan which is insolvent within the meaning of
     Section 4245 of ERISA.

          "INTEREST PAYMENT DATE": (a) as to any Alternate Base Rate Loan, the last day of each March, June, September and December, commencing on the first of such days to occur after Alternate Base Rate Loans are made or Eurodollar Loans are converted to Alternate Base Rate Loans, (b) as to any Eurodollar Loan in respect of which the Company has selected an Interest Period of one, two or three months, the last day of such Interest Period and (c) as to any Eurodollar Loan in respect of which the Company has selected a longer Interest Period than the periods described in clause (b), the last day of each March, June, September and December falling within such Interest Period and the last day of such Interest Period.

          "INTEREST PERIOD":  with respect to any Eurodollar
     Loans:

               (i)  initially, the period commencing on the
          borrowing or conversion date, as the case may be, with respect to such Eurodollar Loans and ending one, two, three or six months thereafter (or, with the consent of all the Banks, nine or twelve months thereafter), as selected by the Company in its notice of borrowing as provided in subsection 2.1(c) or its notice of conversion as provided in subsection 2.6(a), as the case may be; and

                                                                 12
              (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loans and ending one, two, three or six months thereafter (or, with the consent of all the Banks, nine or twelve months thereafter), as selected by the Company by irrevocable notice to the Agent not less than three Business Days prior to the last day of the then current Interest
          Period with respect to such Eurodollar Loans;

     PROVIDED that, all of the foregoing provisions relating to Interest Periods are subject to the following:

               (1)  if any Interest Period pertaining to a
          Eurodollar Loan would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (2) if the Company shall fail to give notice as provided above, the Company shall be deemed to have selected an Alternate Base Rate Loan to replace the affected Eurodollar Loan;

               (3)  any Interest Period pertaining to a
          Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

               (4)  any Interest Period pertaining to a
          Eurodollar Loan that would otherwise end after the Termination Date shall end on the Termination Date; and

               (5) the Company shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

          "LEVEL I PERIOD": any period during which the higher of the publicly announced ratings by S&P and Moody's of the then current senior unsecured, non-credit enhanced, long-term Indebtedness of the Company that has been publicly issued are A or better or A2 or better, respectively; PROVIDED that (i) any period during which the lower of the publicly announced ratings by S&P or Moody's of the then current senior unsecured, non-credit enhanced, long-term Indebtedness of the Company that has been publicly issued satisfies the Level III Period or Level IV Period requirements shall be deemed to be a Level II Period or

     Level III Period, respectively, and (ii) any period during which the Level V Period requirements are satisfied shall be deemed to be a Level V Period.

          "LEVEL II PERIOD": any period during which the higher of the publicly announced ratings by S&P and Moody's of the then current senior unsecured, non-credit enhanced, long-term Indebtedness of the Company that has been publicly issued are A- or A3, respectively; PROVIDED that (i) any period during which the lower of the publicly announced ratings by S&P or Moody's of the then current senior unsecured, non-credit enhanced, long-term Indebtedness of the Company that has been publicly issued satisfies the Level IV Period requirements shall be deemed to be a Level III Period and (ii) any period during which the Level V Period requirements are satisfied shall be deemed to be a Level V Period.

          "LEVEL III PERIOD": any period during which the higher of the publicly announced ratings by S&P and Moody's of the then current senior unsecured, non-credit enhanced, long-term Indebtedness of the Company that has been publicly issued are BBB+ or Baa1, respectively; PROVIDED that any period during which the Level V Period requirements are satisfied shall be deemed to be a Level V Period.

          "LEVEL IV PERIOD": any period during which the higher of the publicly announced ratings by S&P and Moody's of the then current senior unsecured, non-credit enhanced, long-term Indebtedness of the Company that has been publicly issued is either BBB or Baa2, respectively, or BBB- or Baa3, respectively; PROVIDED that any period during which the Level V Period requirements are satisfied shall be deemed to be a Level V Period.

          "LEVEL V PERIOD": any period during which either of the publicly announced ratings by S&P or Moody's of the then current senior unsecured, non-credit enhanced, long-term Indebtedness of the Company that has been publicly issued is below BBB- or unrated or below Baa3 or unrated, as the case may be.

          "LIBOR AUCTION ADVANCE REQUEST": any CAF Loan Request requesting the CAF Loan Banks to offer to make CAF Loans at an interest rate equal to the Applicable LIBOR Auction
     Advance Rate plus or minus a margin.

          "LIEN": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing).

          "LOAN": any loan made by any Bank pursuant to this Agreement.

          "LOAN DOCUMENTS":  this Agreement and the Notes.

          "MERGER":  as defined in the Recitals hereto.

          "MERGER AGREEMENT":  as defined in the Recitals hereto.

          "MOODY'S":  Moody's Investors Service, Inc.

          "MULTIEMPLOYER PLAN": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "NOTE":  any Revolving Credit Note or CAF Loan Note.

          "PARTICIPANTS":  as defined in subsection 8.6(b).

          "PAYMENT SHARING NOTICE": a written notice from the Company, or any Bank, informing the Agent that an Event of Default has occurred and is continuing and directing the Agent to allocate payments thereafter received from the Company in accordance with subsection 2.10(c).

          "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

          "PERSON": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "PLAN": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Company or a Control Group Person is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "PRINCIPAL PROPERTY": means each acute care hospital providing general medical and surgical services (including real property but excluding equipment, personal property and hospitals which primarily provide specialty medical services, such as psychiatric and obstetrical and gynecological services) at least 50% of which is owned by the Company and its Subsidiaries on a consolidated basis and located in the United States of America.

          "PROXY":  as defined in the Recitals hereto.

          "PURCHASING BANKS":  as defined in subsection 8.6(d).

          "REFERENCE BANKS":  Chemical Bank, Citibank, N.A.,  and
     Morgan Guaranty Trust Company of New York.

          "REGISTER":  as defined in subsection 8.6(e).

          "REGULATION U": Regulation U of the Board of Governors of the Federal Reserve System.

          "REORGANIZATION":  with respect to any Multiemployer
     Plan, the condition that such plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

          "REPORTABLE EVENT":  any of the events set forth in
     Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13,.14,.16,.18,.19 or .20 of PBGC Reg. SECTION 2615.

          "REQUESTED TERMINATION DATE":  as defined in subsection
     2.4(b).

          "REQUIRED BANKS":  (i) during the Commitment Period,
     Banks whose Commitment Percentages aggregate at least 51% and (ii) after the Commitments have expired or been terminated, Banks whose outstanding Loans represent in the aggregate 51% of all outstanding Loans.

          "REQUIREMENT OF LAW": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "RESPONSIBLE OFFICER": the chief executive officer, the president, any executive or senior vice president or vice president of the Company, the chief financial officer, treasurer or controller of the Company.

          "REVOLVING CREDIT LOANS":  as defined in subsection
     2.1(a).

          "REVOLVING CREDIT NOTES":  as defined in subsection
     2.1(b).

          "S&P":  Standard & Poor's Corporation.

          "SALE-AND-LEASEBACK TRANSACTION": means any arrangement entered into by the Company or any Significant Subsidiary with any person (other than the Company or a Significant Subsidiary), or to which any such person is a party, providing for the leasing to the Company or any

     Significant Subsidiary for a period of more than three years of any Principal Property which has been or is to be held or transferred by the Company or such Significant Subsidiary to such Person or to any other Person (other than the Company or a Significant Subsidiary), to which funds have been or are to be advanced by such Person on the security of the leased property.

          "SIGNIFICANT SUBSIDIARY": means, at any particular time, any Subsidiary of the Company having total assets of $5,000,000 or more at that time.

          "SINGLE EMPLOYER PLAN": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

          "SUBSIDIARY": as to any Person, a corporation or partnership of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation or partnership are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

          "TAXES":  as defined in subsection 2.14.

          "TERMINATING BANK":  as defined in subsection 2.4(c).

          "TERMINATION DATE": the date one day before the fourth anniversary of the Closing Date (or, if such date is not a Business Day, the next succeeding Business Day), or such other Business Day to which the Termination Date may be changed pursuant to subsection 2.4).

          "TRANSFER EFFECTIVE DATE": as defined in each Commitment Transfer Supplement.

          "TRANSFEREE":  as defined in subsection 8.6(g).

          "TYPE": as to any Revolving Credit Loan, its nature as an Alternate Base Rate Loan or Eurodollar Loan.

          "VOTING STOCK": of any corporation, shares of capital stock or other securities of such corporation entitled to vote generally in the election of directors of such corporation.

          "WORKING DAY": any Business Day on which dealings in foreign currencies and exchange between banks may be carried on in London, England.

          1.2 OTHER DEFINITIONAL PROVISIONS. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto.

          (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Company and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


          SECTION 2.  AMOUNT AND TERMS OF LOANS

          2.1  REVOLVING CREDIT LOANS AND REVOLVING CREDIT NOTES.
(a) Subject to the terms and conditions hereof, each Bank severally agrees to make loans ("REVOLVING CREDIT LOANS") to the Company from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the Commitment of such Bank, PROVIDED that the aggregate amount of the Loans outstanding shall not at any time exceed the aggregate amount of the Commitments. During the Commitment Period the Company may use the Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Credit Loans may be (i) Eurodollar Loans,
(ii) Alternate Base Rate Loans or (iii) a combination thereof, as determined by the Company and notified to the Agent in accordance with subsection 2.1(c). Eurodollar Loans shall be made and maintained by each Bank at its Eurodollar Lending Office, and Alternate Base Rate Loans shall be made and maintained by each Bank at its Domestic Lending Office.

          (b) The Revolving Credit Loans made by each Bank shall be evidenced by a promissory note of the Company, substantially in the form of Exhibit A with appropriate insertions as to payee, date and principal amount (a "REVOLVING CREDIT NOTE"), payable to the order of such Bank and evidencing the obligation of the Company to pay a principal amount equal to the amount of the initial Commitment of such Bank or, if a lesser amount, the aggregate unpaid principal amount of all Revolving Credit Loans made by such Bank. Each Bank is hereby authorized to record the date, Type and amount of each Revolving Credit Loan made or converted by such Bank, and the date and amount of each payment or prepayment of principal thereof, and, in the case of Eurodollar Loans, the Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Revolving Credit Note, and any such recordation shall constitute PRIMA FACIE evidence of the accuracy of the information so recorded; PROVIDED, HOWEVER, that the failure to make any such recordation shall not affect the obligations of the Company hereunder or under any Revolving Credit Note. Each Revolving Credit Note shall (x) be dated the Closing Date, (y) be stated to mature on the Termination Date, and (z) bear interest on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum determined as provided in subsection 2.7.

          (c) The Company may borrow under the Commitments during the Commitment Period on any Business Day; PROVIDED that the Company shall give the Agent irrevocable notice (which notice must be received by the Agent (i) prior to 11:30 A.M., New York City time three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, and (ii) prior to 10:00 A.M., New York City time, on the requested Borrowing Date, in the case of Alternate Base Rate Loans), specifying (A) the amount to be borrowed, (B) the requested Borrowing Date, (C) whether the borrowing is to be of Eurodollar Loans, Alternate Base Rate Loans, or a combination thereof, and (D) if the borrowing is to be entirely or partly of Eurodollar Loans, the length of the Interest Period therefor. Each borrowing pursuant to the Commitments shall be in an aggregate principal amount equal to the lesser of (i) $10,000,000 or a whole multiple of $1,000,000 in excess thereof and (ii) the then Available Commitments. Upon receipt of such notice from the Company, the Agent shall promptly notify each Bank thereof. Each Bank will make the amount of its pro rata share of each borrowing available to the Agent for the account of the Company at the office of the Agent set forth in subsection 8.2 prior to 12:00 P.M., New York City time, on the Borrowing Date requested by the Company in funds immediately available to the Agent. The proceeds of all such Revolving Credit Loans will then be made available to the Company by the Agent at such office of the Agent by crediting the account of the Company on the books of such office with the aggregate of the amounts made available to the Agent by the Banks.

          2.2 CAF LOANS AND CAF LOAN NOTES. (a) The Company may borrow CAF Loans from time to time on any Business Day (in the case of CAF Loans made pursuant to a Fixed Rate Auction Advance Request) or any Working Day (in the case of CAF Loans made pursuant to a LIBOR Auction Advance Request) during the period from the Closing Date until the date occurring 14 days prior to the Termination Date in the manner set forth in this subsection 2.2 and in amounts such that the aggregate amount of Loans outstanding at any time shall not exceed the aggregate amount of the Commitments at such time.

          (b) (i) The Company shall request CAF Loans by delivering a CAF Loan Request to the CAF Loan Agent, not later than 12:00 Noon (New York City time) four Working Days prior to the proposed Borrowing Date (in the case of a LIBOR Auction Advance Request), and not later than 10:00 A.M. (New York City time) one Business Day prior to the proposed Borrowing Date (in the case of a Fixed Rate Auction Advance Request). Each CAF Loan Request may solicit bids for CAF Loans in an aggregate principal amount of $10,000,000 or an integral multiple thereof and for not more than three alternative maturity dates for such CAF Loans. The maturity date for each CAF Loan shall be not less than 7 days nor more than 360 days after the Borrowing Date therefor (and in any event not after the Termination Date). The CAF Loan Agent shall promptly notify each CAF Loan Bank by facsimile transmission of the contents of each CAF Loan Request received by it.

         (ii) In the case of a LIBOR Auction Advance Request, upon receipt of notice from the CAF Loan Agent of the contents of such CAF Loan Request, any CAF Loan Bank that elects, in its sole discretion, to do so, shall irrevocably offer to make one or more CAF Loans at the Applicable LIBOR Auction Advance Rate plus or minus a margin for each such CAF Loan determined by such CAF Loan Bank in its sole discretion. Any such irrevocable offer shall be made by delivering a CAF Loan Offer to the CAF Loan Agent, before 9:30 A.M., New York City time, three Working Days before the proposed Borrowing Date, setting forth the maximum amount of CAF Loans for each maturity date, and the aggregate maximum amount for all maturity dates, which such Bank would be willing to make (which amounts may, subject to subsection 2.2(a), exceed such CAF Loan Bank's Commitment) and the margin above the Applicable LIBOR Auction Advance Rate at which such CAF Loan Bank is willing to make each such CAF Loan; the CAF Loan Agent shall advise the Company before 10:00 A.M., New York City time, three Working Days before the proposed Borrowing Date of the contents of each such CAF Loan Offer received by it. If the CAF Loan Agent in its capacity as a CAF Loan Bank shall, in its sole discretion, elect to make any such offer, it shall advise the Company of the contents of its CAF Loan Offer before 9:00 A.M., New York City time, three Working Days before the proposed Borrowing Date.

        (iii) In the case of a Fixed Rate Auction Advance Request, upon receipt of notice from the Agent of the contents of such CAF Loan Request, any CAF Loan Bank that elects, in its sole discretion, to do so, shall irrevocably offer to make one or more CAF Loans at a rate or rates of interest for each such CAF Loan determined by such CAF Loan Bank in its sole discretion. Any such irrevocable offer shall be made by delivering a CAF Loan Offer to the CAF Loan Agent, before 9:30 A.M., New York City time, on the proposed Borrowing Date, setting forth the maximum amount of CAF Loans for each maturity date, and the aggregate maximum amount for all maturity dates, which such CAF Loan Bank would be willing to make (which amounts may, subject to subsection 2.2(a), exceed such CAF Loan Bank's Commitment) and the rate or rates of interest at which such CAF Loan Bank is willing to make each such CAF Loan; the CAF Loan Agent shall advise the Company before 10:15 A.M., New York City time, on the proposed Borrowing Date of the contents of each such CAF Loan Offer received by it. If the CAF Loan Agent or any affiliate thereof in its capacity as a CAF Loan Bank shall, in its sole discretion, elect to make any such offer, it shall advise the Company of the contents of its CAF Loan Offer before 9:15 A.M., New York City time, on the proposed Borrowing Date.

         (iv) The Company shall before 11:00 A.M., New York City time, three Working Days before the proposed Borrowing Date (in the case of CAF Loans requested by a LIBOR Auction Advance Request) and before 10:30 A.M., New York City time, on the proposed Borrowing Date (in the case of CAF Loans requested by a Fixed Rate Auction Advance Request) either, in its absolute discretion:

          (A)  cancel such CAF Loan Request by giving the CAF
     Loan Agent telephone notice to that effect, or

          (B) accept one or more of the offers made by any CAF Loan Bank or CAF Loan Banks pursuant to clause (ii) or clause (iii) above, as the case may be, by giving telephone notice to the CAF Loan Agent (immediately confirmed by delivery to the CAF Loan Agent of a CAF Loan Confirmation) of the amount of CAF Loans for each relevant maturity date to be made by each CAF Loan Bank (which amount for each such maturity date shall be equal to or less than the maximum amount for such maturity date specified in the CAF Loan Offer of such CAF Loan Bank, and for all maturity dates included in such CAF Loan Offer shall be equal to or less than the aggregate maximum amount specified in such CAF Loan Offer for all such maturity dates) and reject any remaining offers made by CAF Loan Banks pursuant to clause (ii) or clause (iii) above, as the case may be; PROVIDED, HOWEVER, that (x) the Company may not accept offers for CAF Loans for any maturity date in an aggregate principal amount in excess of the maximum principal amount requested in the related CAF Loan Request, (y) if the Company accepts any of such offers, it must accept offers strictly based upon pricing for such relevant maturity date and no other criteria whatsoever and
     (z) if two or more CAF Loan Banks submit offers for any maturity date at identical pricing and the Company accepts any of such offers but does not wish to borrow the total amount offered by such CAF Loan Banks with such identical pricing, the Company shall accept offers from all of such CAF Loan Banks in amounts allocated among them PRO RATA according to the amounts offered by such CAF Loan Banks (or as nearly PRO RATA as shall be practicable after giving effect to the requirement that CAF Loans made by a CAF Loan Bank on a Borrowing Date for each relevant maturity date shall be in a principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof PROVIDED that if the number of CAF Loan Banks that submit offers for any maturity date at identical pricing is such that, after the Company accepts such offers PRO RATA in accordance with the foregoing, the CAF Loans to be made by such CAF Loan Banks would be less than $5,000,000 principal amount, the number of such CAF Loan Banks shall be reduced by the CAF Loan Agent by lot until the CAF Loans to be made by such remaining CAF Loan Banks would be in a principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof).

          (v) If the Company notifies the CAF Loan Agent that a CAF Loan Request is cancelled pursuant to clause (iv)(A) above, the CAF Loan Agent shall give prompt, but in no event more than one hour later, telephone notice thereof to the CAF Loan Banks, and the CAF Loans requested thereby shall not be made.

         (vi) If the Company accepts pursuant to clause (iv)(B) above one or more of the offers made by any CAF Loan Bank or CAF Loan Banks, the CAF Loan Agent shall promptly, but in no event more than one hour later, notify each CAF Loan Bank which has made such an offer of the aggregate amount of such CAF Loans to be made on such Borrowing Date for each maturity date and of the acceptance or rejection of any offers to make such CAF Loans made by such CAF Loan Bank. Each CAF Loan Bank which is to make a CAF Loan shall, before 12:00 Noon, New York City time, on the Borrowing Date specified in the CAF Loan Request applicable thereto, make available to the Agent at its office set forth in subsection 8.2 the amount of CAF Loans to be made by such CAF Loan Bank, in immediately available funds. The Agent will make such funds available to the Company as soon as practicable on such date at the Agent's aforesaid address. As soon as practicable after each Borrowing Date, the Agent shall notify each Bank of the aggregate amount of CAF Loans advanced on such Borrowing Date and the respective maturity dates thereof.

          (c) Within the limits and on the conditions set forth in this subsection 2.2, the Company may from time to time borrow under this subsection 2.2, repay pursuant to paragraph (d) below, and reborrow under this subsection 2.2.

          (d) The Company shall repay to the Agent for the account of each CAF Loan Bank which has made a CAF Loan (or the CAF Loan Assignee in respect thereof, as the case may be) on the maturity date of each CAF Loan (such maturity date being that specified by the Company for repayment of such CAF Loan in the related CAF Loan Request) the then unpaid principal amount of such CAF Loan. The Company shall not have the right to prepay any principal amount of any CAF Loan.

          (e) The Company shall pay interest on the unpaid principal amount of each CAF Loan from the Borrowing Date to the stated maturity date thereof, at the rate of interest determined pursuant to paragraph (b) above (calculated on the basis of a

                                                                 22
360-day year for actual days elapsed), payable on the interest payment date or dates specified by the Company for such CAF Loan in the related CAF Loan Request as provided in the CAF Loan Note evidencing such CAF Loan. If all or a portion of the principal amount of any CAF Loan or any interest or other amount payable hereunder in respect thereof shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall, without limiting any rights of any Bank under this Agreement, bear interest from the date on which such payment was due at a rate per annum which is 2% above the rate which would otherwise be applicable pursuant to the CAF Loan Note evidencing such CAF Loan until the scheduled maturity date with respect thereto as set forth in the CAF Loan Note evidencing such CAF Loan, and for each day thereafter at rate per annum which is 2% above the Alternate Base Rate until paid in full (as well after as before judgment).

          (f) The CAF Loans made by each CAF Loan Bank shall be evidenced initially by a promissory note of the Company, substantially in the form of Exhibit B with appropriate insertions (a "GRID CAF LOAN NOTE"), payable to the order of such CAF Loan Bank and representing the obligation of the Company to pay the unpaid principal amount of all CAF Loans made by such CAF Loan Bank, with interest on the unpaid principal amount from time to time outstanding of each CAF Loan evidenced thereby as prescribed in subsection 2.2(e). Each CAF Loan Bank is hereby authorized to record the date and amount of each CAF Loan made by such Bank, the maturity date thereof, the date and amount of each payment of principal thereof and the interest rate with respect thereto on the schedule annexed to and constituting part of its Grid CAF Loan Note, and any such recordation shall constitute PRIMA FACIE evidence of the accuracy of the information so recorded; PROVIDED, HOWEVER, that the failure to make any such recordation shall not affect the obligations of the Company hereunder or under any Grid CAF Loan Note. Each Grid CAF Loan Note shall be dated the Closing Date and each CAF Loan evidenced thereby shall bear interest for the period from and including the Borrowing Date thereof on the unpaid principal amount thereof from time to time outstanding at the applicable rate per annum determined as provided in, and such interest shall be payable as specified in, subsection 2.2(e).

          (g) Amounts advanced by a CAF Loan Bank pursuant to this subsection 2.2 on a Borrowing Date which have the same maturity date and interest rate shall be deemed to constitute one CAF Loan so long as such amounts remain evidenced by the Grid CAF Loan Note of such CAF Loan Bank; any such CAF Loan Bank that wishes such amounts to constitute more than one CAF Loan and to have each such CAF Loan evidenced by a separate promissory note payable to such CAF Loan Bank, substantially in the form of Exhibit C with appropriate insertions as to Borrowing Date, principal amount and interest rate (an "INDIVIDUAL CAF LOAN NOTE"), shall notify the CAF Loan Agent and the Company by facsimile transmission of the respective principal amounts of the

CAF Loans (which principal amounts shall not be less than $10,000,000 for any of such CAF Loans) to be evidenced by each such Individual CAF Loan Note. Not later than three Business Days after receipt of such notice, the Company shall deliver to such CAF Loan Bank an Individual CAF Loan Note payable to the order of such CAF Loan Bank in the principal amount of each such CAF Loan and otherwise conforming to the requirements of this Agreement. Upon receipt of such Individual CAF Loan Note, such CAF Loan Bank shall endorse on the schedule attached to its Grid CAF Loan Note the transfer of such CAF Loan from Grid CAF Loan Note to such Individual CAF Loan Note.

          2.3 FACILITY FEE. (a) The Company agrees to pay to the Agent for the account of each Bank a facility fee in respect of the period from and including the first day of the Commitment Period to the Termination Date, computed at the rate per annum set forth in the table below on the average daily amount of the Commitment of such Bank during each portion of the period for which payment is made that is a separate Level I Period, Level II Period, Level III Period, Level IV Period or Level V Period, payable quarterly on the last day of each March, June, September and December and on any earlier date on which the Commitments shall terminate as provided herein and the Revolving Credit Loans shall have been repaid in full, commencing on the first of such dates to occur after the date hereof:

          TYPE OF PERIOD              FACILITY FEE


          Level I Period                 .1250%
          Level II Period                .1500%
          Level III Period               .2000%
          Level IV Period                .2500%
          Level V Period                 .3750%

          (b) The Company agrees to pay to the Agent the other fees in the amounts, and on the dates, agreed to by the Company and the Agent in the fee letter, dated October 20, 1993, between the Agent and the Company. Each Bank acknowledges that the Agent is being paid certain other fees for its own account in connection with the financing contemplated by this Agreement in addition to the fees described in this Agreement.

          2.4  TERMINATION, REDUCTION OR EXTENSION OF
COMMITMENTS. (a) The Company shall have the right, upon not less than five Business Days' notice to the Agent, to terminate the Commitments or, from time to time, to reduce ratably the amount of the Commitments, PROVIDED that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the then outstanding principal amount of the Loans would exceed the amount of the Commitments then in effect. Any such reduction shall be in an amount of $10,000,000 or a whole

                                                                 24
multiple of $1,000,000 in excess thereof, and shall reduce permanently the amount of the Commitments then in effect.

          (b) The Company may request, in a notice given as herein provided to the Agent and each of the Banks not less than 90 days and not more than 120 days prior to the second anniversary of the Closing Date, that the Termination Date be extended, which notice shall specify that the requested extension is to be effective (the "EFFECTIVE DATE") on the second anniversary of the Closing Date, and that the new Termination Date to be in effect following such extension (the "REQUESTED TERMINATION DATE") is to be the sixth anniversary of the Closing Date. Each Bank shall, not later than 30 days following such notice, notify the Company and the Agent of its election to extend or not to extend the Termination Date with respect to its Commitment. The Company may, not later than 15 days following such notice from the Banks, revoke its request to extend the Termination Date. If the Required Banks elect to extend the Termination Date with respect to their Commitments and the Company has not revoked its request to extend the Termination Date, then, subject to the provisions of this subsection 2.4, the Termination Date shall be extended for two years.
Notwithstanding any provision of this Agreement to the contrary, any notice by any Bank of its willingness to extend the Termination Date with respect to its Commitment shall be revocable by such Bank in its sole and absolute discretion at any time prior to the date which is 15 days following such notice from the Banks. Any Bank which shall not notify the Company and the Agent of its election to extend the Termination Date within 30 days following such notice shall be deemed to have elected not to extend the Termination Date with respect to its Commitment.

          (c) Provided that the Required Banks shall have elected to extend their Commitments as provided in this subsection 2.4, if any Bank shall timely notify the Company and the Agent pursuant to subsection 2.4(b) of its election not to extend its Commitment or its revocation of any extension, or shall be deemed to have elected not to extend its Commitments, (any such Bank being called a "TERMINATING BANK"), then the remaining Banks (the "CONTINUING BANKS") or any of them shall have the right (but not the obligation), upon notice to the Company and the Agent not later than 30 Business Days preceding the Effective Date to increase their Commitments, by an amount up to in the aggregate the Commitments of any Terminating Banks. Each increase in the Commitment of a Continuing Bank shall be evidenced by a written instrument executed by such Continuing Bank, the Company and the Agent, and shall take effect on the Effective Date. Notwithstanding any provision of this Agreement to the contrary, any notice by any Continuing Bank of its willingness to increase its Commitment as provided in this subsection 2.4(c) shall be revocable by such Bank in its sole and absolute discretion at any time prior to the Effective Date.

                                                                 25
          (d) In the event the aggregate Commitments of any Terminating Banks shall exceed the aggregate amount by which the Continuing Banks have agreed to increase their Commitments pursuant to subsection 2.4(c), the Company may, with the approval of the Agent (which will not be unreasonably withheld), designate one or more other banking institutions willing to extend Commitments until the Requested Termination Date in an aggregate amount not greater than such excess. Any such banking institution (an "ADDITIONAL BANK") shall, on or prior to the Effective Date, execute and deliver to the Company and the Agent a Commitment Transfer Supplement, satisfactory to the Company and the Agent, setting forth the amount of such Additional Bank's Commitment and containing its agreement to become, and to perform all the obligations of, a Bank hereunder, and the Commitment of such Additional Bank shall become effective on the Effective
Date. Notwithstanding any provision of this Agreement to the contrary, any notice by any Additional Bank of its willingness to become a Bank hereunder shall be revocable by such Additional
Bank in its sole and absolute discretion at any time prior to the Effective Date.

          (e) The Company shall deliver to each Continuing Bank and each Additional Bank, on the Effective Date, in exchange for the Notes held by such Bank, new Notes, maturing on the Requested Termination Date, in the principal amount of such Bank's Commitment after giving effect to the adjustments made pursuant to this subsection 2.4.

          (f) If the Required Banks shall have elected to extend their Commitments as provided in this subsection 2.4 and the Company has not revoked its request to extend the Termination Date as provided in this subsection 2.4, then (i) the Commitments of the Continuing Banks and any Additional Banks shall continue until the Requested Termination Date specified in the notice from the Company, and as to such Banks the term "Termination Date", as used herein shall mean such Requested Termination Date; (ii) the Commitments of any Terminating Bank shall continue until the Effective Date, and shall then terminate (as to any Terminating Bank, the term "Termination Date", as used herein, shall mean the Effective Date) and any such Terminating Bank shall receive payment in full of the outstanding principal amount, together with accrued interest to such date and any other amounts owed by the Company to such Terminating Bank pursuant to any Loan Document, of the Loans of such Terminating Bank; and (iii) from and after the Effective Date, the term "Banks" shall be deemed to include the Additional Banks and (except with respect to subsections 2.15 and 8.5 to the extent the rights under such subsections arise after the Termination Date in respect of Terminating Banks) to exclude the Terminating Banks.

          2.5 OPTIONAL PREPAYMENTS. The Company may on the last day of the relevant Interest Period if the Revolving Credit Loans to be prepaid are in whole or in part Eurodollar Loans, or at any time and from time to time if the Revolving Credit Loans to be prepaid are Alternate Base Rate Loans, prepay the Revolving Credit Loans, in whole or in part, without premium or penalty, upon at least three Business Days' irrevocable notice to the Agent, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or Alternate Base Rate Loans or a combination thereof, and if of a combination thereof, the amount of prepayment allocable to each. Upon receipt of such notice the Agent shall promptly notify each Bank thereof. If such notice is given, the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid.
Partial prepayments shall be in an aggregate principal amount of $5,000,000, or a whole multiple thereof, and may only be made if, after giving effect thereto, subsection 2.6(c) shall not have been contravened.

          2.6 CONVERSION OPTIONS; MINIMUM AMOUNT OF LOANS. (a) The Company may elect from time to time to convert Eurodollar Loans to Alternate Base Rate Loans by giving the Agent at least two Business Days' prior irrevocable notice of such election (given before 10:00 A.M., New York City time, on the date on which such notice is required), PROVIDED that any such conversion of Eurodollar Loans shall, subject to the fourth following sentence, only be made on the last day of an Interest Period with respect thereto. The Company may elect from time to time to convert Alternate Base Rate Loans to Eurodollar Loans by giving the Agent at least three Business Days' prior irrevocable notice of such election (given before 11:30 A.M., New York City time, on the date on which such notice is required). Upon receipt of such notice, the Agent shall promptly notify each Bank thereof. Promptly following the date on which such conversion is being made each Bank shall take such action as is necessary to transfer its portion of such Revolving Credit Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. All or any part of outstanding Eurodollar Loans and Alternate Base Rate Loans may be converted as provided herein, PROVIDED that, unless the Required Banks otherwise agree, (i) no Revolving Credit Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing, (ii) partial conversions shall be in an aggregate principal amount of $5,000,000 or a whole multiple thereof, and (iii) any such conversion may only be made if, after giving effect thereto, subsection 2.6(c) shall not have been contravened.

          (b) Any Eurodollar Loans may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Company with the notice provisions contained in subsection 2.6(a); PROVIDED that, unless the Required Banks otherwise agree, no Eurodollar Loan may be continued as such when any Event of Default has occurred and is continuing, but shall be automatically converted to an Alternate Base Rate Loan on the last day of the then current Interest Period with respect thereto. The Agent shall notify the Banks promptly that such automatic conversion contemplated by this subsection 2.6(b) will occur.

          (c) All borrowings, conversions, payments, prepayments and selection of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising any Eurodollar Tranche shall not be less than $10,000,000. At no time shall there be more than 10 Eurodollar Tranches.

          2.7 INTEREST RATE AND PAYMENT DATES FOR REVOLVING CREDIT LOANS. (a) The Eurodollar Loans comprising each Eurodollar Tranche shall bear interest for each day during each Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to the Eurodollar Rate plus the Applicable Margin.

          (b) Alternate Base Rate Loans shall bear interest for each day from and including the date thereof on the unpaid principal amount thereof at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

          (c) If all or a portion of the principal amount of any Revolving Credit Loans shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), each Eurodollar Loan shall, unless the Required Banks otherwise agree, be converted to an Alternate Base Rate Loan at the end of the last Interest Period with respect thereto. Any such overdue principal amount shall bear interest at a rate per annum which is 2% above the rate which would otherwise be applicable pursuant to subsection 2.7(a) or (b), and any overdue interest or other amount payable hereunder shall bear interest at a rate per annum which is 2% above the Alternate Base Rate, in each case from the date of such non-payment until paid in full (after as well as before judgment).

          (d) Interest shall be payable in arrears on each Interest Payment Date.

          2.8 COMPUTATION OF INTEREST AND FEES. (a) Interest in respect of Alternate Base Rate Loans shall be calculated on the basis of a (i) 365-day (or 366-day, as the case may be) year for the actual days elapsed when such Alternate Base Rate Loans are based on the Prime Rate, and (ii) a 360-day year for the actual days elapsed when based on the Base CD Rate or the Federal Funds Effective Rate. Interest in respect of Eurodollar Loans shall be calculated on the basis of a 360-day year for the actual days elapsed. The Agent shall as soon as practicable notify the Company and the Banks of each determination of a Eurodollar Rate. Any change in the interest rate on a Revolving Credit Loan resulting from a change in the Alternate Base Rate or the Applicable Margin or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate is announced, such Applicable Margin changes as provided herein or such change in or the Eurocurrency Reserve Requirements shall become effective, as the case may be. The Agent shall as soon as practicable notify the Company and the Banks of the effective date and the amount of each such change.

          (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Company and the Banks in the absence of manifest error. The Agent shall, at the request of the Company, deliver to the Company a statement showing the quotations used by the Agent in determining any interest rate pursuant to subsection 2.7(a) or (c).

          (c) If any Reference Bank's Commitment shall terminate (otherwise than on termination of all the Commitments), or its Revolving Credit Loans shall be assigned for any reason whatsoever, such Reference Bank shall thereupon cease to be a Reference Bank, and if, as a result of the foregoing, there shall only be one Reference Bank remaining, then the Agent (after consultation with the Company and the Banks) shall, by notice to the Company and the Banks, designate another Bank as a Reference Bank so that there shall at all times be at least two Reference Banks.

          (d) Each Reference Bank shall use its best efforts to furnish quotations of rates to the Agent as contemplated hereby. If any of the Reference Banks shall be unable or otherwise fails to supply such rates to the Agent upon its request, the rate of interest shall be determined on the basis of the quotations of the remaining Reference Banks or Reference Bank.

          (e) Facility fees shall be computed on the basis of a 365-day year for the actual days elapsed.

          2.9 INABILITY TO DETERMINE INTEREST RATE. In the event that:

          (i)  the Agent shall have determined (which
     determination shall be conclusive and binding upon the Company) that, by reason of circumstances affecting the interbank eurodollar market generally, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for any requested Interest Period;

         (ii) only one of the Reference Banks is able to obtain bids for its Dollar deposits for such Interest Period in the manner contemplated by the term "Eurodollar Rate"; or

        (iii) the Agent shall have received notice prior to the first day of such Interest Period from Banks constituting the Required Banks that the interest rate determined pursuant to subsection 2.7(a) for such Interest Period does not accurately reflect the cost to such Banks (as conclusively certified by such Banks) of making or maintaining their affected Loans during such Interest Period;

with respect to (A) proposed Revolving Credit Loans that the Company has requested be made as Eurodollar Loans, (B) Eurodollar Loans that will result from the requested conversion of Alternate Base Rate Loans into Eurodollar Loans or (C) the continuation of Eurodollar Loans beyond the expiration of the then current Interest Period with respect thereto, the Agent shall forthwith give facsimile or telephonic notice of such determination to the Company and the Banks at least one day prior to, as the case may be, the requested Borrowing Date for such Eurodollar Loans, the conversion date of such Loans or the last day of such Interest Period. If such notice is given (x) any requested Eurodollar Loans shall be made as Alternate Base Rate Loans, (y) any Alternate Base Rate Loans that were to have been converted to Eurodollar Loans shall be continued as Alternate Base Rate Loans and (z) any outstanding Eurodollar Loans shall be converted, on the last day of the then current Interest Period with respect thereto, to Alternate Base Rate Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made, nor shall the Company have the right to convert Alternate Base Rate Loans to Eurodollar Loans.

          2.10 PRO RATA BORROWINGS AND PAYMENTS. (a) Each borrowing by the Company of Revolving Credit Loans shall be made ratably from the Banks in accordance with their Commitment
Percentages.

          (b) Whenever any payment received by the Agent under this Agreement or any Note is insufficient to pay in full all amounts then due and payable to the Agent and the Banks under this Agreement and the Notes, and the Agent has not received a Payment Sharing Notice (or if the Agent has received a Payment Sharing Notice but the Event of Default specified in such Payment Sharing Notice has been cured or waived), such payment shall be distributed and applied by the Agent and the Banks in the following order: FIRST, to the payment of fees and expenses due and payable to the Agent under and in connection with this Agreement; SECOND, to the payment of all expenses due and payable under subsection 8.5(a), ratably among the Banks in accordance with the aggregate amount of such payments owed to each such Bank; THIRD, to the payment of fees due and payable under subsection 2.3, ratably among the Banks in accordance with their Commitment Percentages; FOURTH, to the payment of interest then due and payable under the Notes, ratably among the Banks in accordance with the aggregate amount of interest owed to each such Bank; and FIFTH, to the payment of the principal amount of the Notes which is then due and payable, ratably among the Banks in accordance with the aggregate principal amount owed to each such Bank.

          (c) After the Agent has received a Payment Sharing Notice which remains in effect, all payments received by the Agent under this Agreement or any Note shall be distributed and applied by the Agent and the Banks in the following order:
FIRST, to the payment of all amounts described in clauses FIRST through THIRD of the foregoing paragraph (b), in the order set forth therein; and SECOND, to the payment of the interest accrued on and the principal amount of all of the Notes, regardless of whether any such amount is then due and payable, ratably among the Banks in accordance with the aggregate accrued interest plus the aggregate principal amount owed to such Bank.

          (d) All payments (including prepayments) to be made by the Company on account of principal, interest and fees shall be made without set-off or counterclaim and shall be made to the Agent, for the account of the Banks, at the Agent's office set forth in subsection 8.2, in lawful money of the United States of America and in immediately available funds. The Agent shall distribute such payments to the Banks promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Business Day.

          (e) Unless the Agent shall have been notified in writing by any Bank prior to a Borrowing Date that such Bank will not make the amount which would constitute its Commitment Percentage of the borrowing of Revolving Credit Loans on such date available to the Agent, the Agent may assume that such Bank has made such amount available to the Agent on such Borrowing Date, and the Agent may, in reliance upon such assumption, make available to the Company a corresponding amount. If such amount is made available to the Agent on a date after such Borrowing Date, such Bank shall pay to the Agent on demand an amount equal to the product of (i) the daily average Federal Funds Effective Rate during such period as quoted by the Agent, times (ii) the amount of such Bank's Commitment Percentage of such borrowing, times (iii) a fraction the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which such Bank's Commitment Percentage of such borrowing shall have become immediately available to the Agent and the denominator of which is 360. A certificate of the Agent submitted to any Bank with respect to any amounts owing under this subsection 2.10(e) shall be conclusive, absent manifest error. If such Bank's Commitment Percentage of such borrowing is not in fact made available to the Agent by such Bank within three

Business Days of such Borrowing Date, the Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to Alternate Base Rate Loans hereunder, on demand, from the Company.

          2.11 ILLEGALITY. Notwithstanding any other provisions herein, if after the date hereof the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the Bank shall, within 30 Business Days after it becomes aware of such fact, notify the Company, through the Agent, of such fact, (b) the commitment of such Bank hereunder to make Eurodollar Loans or convert Alternate Base Rate Loans to Eurodollar Loans shall forthwith be cancelled and (c) such Bank's Revolving Credit Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Alternate Base Rate Loans on the respective last days of the then current Interest Periods for such Revolving Credit Loans or within such earlier period as required by law. Each Bank shall take such action as may be reasonably available to it without legal or financial disadvantage (including changing its Eurodollar Lending Office) to prevent the adoption of or any change in any such Requirement of Law from becoming applicable to it.

          2.12 REQUIREMENTS OF LAW. (a) If after the date hereof the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Bank with any request or directive (whether or not having the force of law) after the date hereof from any central bank or other Governmental Authority:

          (i) shall subject any Bank to any tax of any kind whatsoever with respect to this Agreement, any Revolving Credit Note or any Eurodollar Loans made by it, or change the basis of taxation of payments to such Bank of principal, facility fee, interest or any other amount payable hereunder in respect of Revolving Credit Loans (except for changes in the rate of tax on the overall net income of such Bank);

         (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Bank which are not otherwise included in the determination of the Eurodollar Rate hereunder; or

        (iii)  shall impose on such Bank any other condition;

and the result of any of the foregoing is to increase the cost to such Bank, by any amount which such Bank deems to be material, of making, renewing or maintaining advances or extensions of credit or to reduce any amount receivable hereunder, in each case, in respect of its Eurodollar Loans, then, in any such case, the Company shall promptly pay such Bank, upon its demand, any additional amounts necessary to compensate such Bank for such additional cost or reduced amount receivable. If a Bank becomes entitled to claim any additional amounts pursuant to this subsection 2.12(a), it shall, within 30 Business Days after it becomes aware of such fact, notify the Company, through the Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by such Bank, through the Agent, to the Company shall be conclusive in the absence of manifest error. Each Bank shall take such action as may be reasonably available to it without legal or financial disadvantage (including changing its Eurodollar Lending Office) to prevent any such Requirement of Law or change from becoming applicable to it. This covenant shall survive the termination of this Agreement and payment of the outstanding Revolving Credit Notes.

          (b) In the event that after the date hereof a Bank is required to maintain reserves of the type contemplated by the definition of "Eurocurrency Reserve Requirements", such Bank may require the Company to pay, promptly after receiving notice of the amount due, additional interest on the related Eurodollar Loan of such Bank at a rate per annum determined by such Bank up to but not exceeding the excess of (i) (A) the applicable Eurodollar Rate divided by (B) one MINUS the Eurocurrency Reserve Requirements over (ii) the applicable Eurodollar Rate. Any Bank wishing to require payment of any such additional interest on account of any of its Eurodollar Loans shall notify the Company no more than 30 Business Days after each date on which interest is payable on such Eurodollar Loan of the amount then due it under this subsection 2.12(b), in which case such additional interest on such Eurodollar Loan shall be payable to such Bank at the place indicated in such notice. Each such notification shall be accompanied by such information as the Company may reasonably request.

          2.13 CAPITAL ADEQUACY. If any Bank shall have determined that after the date hereof the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Bank or any corporation controlling such Bank with any request or directive after the date hereof regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority, does or shall have the effect of reducing the rate of return on such Bank's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Bank or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy) by an amount which is reasonably deemed by such Bank to be material, then from time to time, promptly after submission by such Bank, through the Agent, to the

Company of a written request therefor (such request shall include details reasonably sufficient to establish the basis for such additional amounts payable and shall be submitted to the Company within 30 Business Days after it becomes aware of such fact), the Company shall promptly pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction. The agreements in this subsection 2.13 shall survive the termination of this Agreement and payment of the Loans and the Notes and all other amounts payable hereunder.

          2.14 TAXES. (a) All payments made by the Company under this Agreement shall be made free and clear of, and without reduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority excluding, in the case of the Agent and each Bank, net income and franchise taxes imposed on the Agent or such Bank by the jurisdiction under the laws of which the Agent or such Bank is organized or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which such Bank's Domestic Lending Office or Eurodollar Lending Office, as the case may be, is located or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "TAXES"). If any Taxes are required to be withheld from any amounts payable to the Agent or any Bank hereunder or under the Notes, the amounts so payable to the Agent or such Bank shall be increased to the extent necessary to yield to the Agent or such Bank (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by the Company, as promptly as possible thereafter, the Company shall send to the Agent for its own account or for the account of such Bank, as the case may be, a certified copy of an original official receipt received by the Company showing payment thereof. If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Company shall indemnify the Agent and the Banks for any incremental taxes, interest or penalties that may become payable by the Agent or any Bank as a result of any such failure.

          (b) Each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Company and the Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Bank is entitled to receive payments under this Agreement and the Notes payable to it, without deduction or withholding of any United States federal income taxes, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each Bank which delivers to the Company and the Agent a Form 1001 or 4224 and Form W-8 or W-9 pursuant to the next preceding sentence further undertakes to deliver to the Company and the Agent two further copies of the said letter and Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it to the Company, and such extensions or renewals thereof as may reasonably be requested by the Company, certifying in the case of a Form 1001 or 4224 that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless in any such cases an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such letter or form with respect to it and such Bank advises the Company that it is not capable of receiving payments without any deduction or withholding of United Sates federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

          (c) The agreements in subsection 2.14 shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

          2.15 INDEMNITY. The Company agrees to indemnify each Bank and to hold each Bank harmless from any loss or expense (other than any loss of anticipated margin or profit) which such Bank may sustain or incur as a consequence of (a) default by the Company in payment when due of the principal amount of or interest on any Eurodollar Loans of such Bank, (b) default by the Company in making a borrowing or conversion after the Company has given a notice of borrowing in accordance with subsection 2.1(c) or a notice of continuation or conversion pursuant to subsection 2.6, (c) default by the Company in making any prepayment after the Company has given a notice in accordance with subsection 2.5 or (d) the making of a prepayment of a Eurodollar Loan on a day which is not the last day of an Interest Period with respect thereto, including, without limitation, in each case, any such loss or expense arising from the reemployment of funds obtained by it to maintain its Eurodollar Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained. Any Bank claiming any amount under this subsection
2.15 shall provide calculations, in reasonable detail, of the amount of its loss or expense. This covenant shall survive termination of this Agreement and payment of the outstanding Notes.

          2.16 APPLICATION OF PROCEEDS OF LOANS. Subject to the provisions of the following sentence, the Company may use the proceeds of the Loans for any lawful corporate purpose. The Company will not, directly or indirectly, apply any part of the proceeds of any such Loan for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U, or to refund any indebtedness incurred for such purpose.

          2.17 NOTICE OF CERTAIN CIRCUMSTANCES; ASSIGNMENT OF COMMITMENTS UNDER CERTAIN CIRCUMSTANCES. (a) Any Bank claiming any additional amounts payable pursuant to subsections 2.12, 2.13 or 2.14 or exercising its rights under subsection 2.11, shall, in accordance with the respective provisions thereof, provide notice to the Company and the Agent. Such notice to the Company and the Agent shall include details reasonably sufficient to establish the basis for such additional amounts payable or the rights to be exercised by the Bank.

          (b) Any Bank claiming any additional amounts payable pursuant to subsections 2.12, 2.13 or 2.14 or exercising its rights under subsection 2.11, shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Company or to change the jurisdiction of its applicable lending office if the making of such filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue or avoid the circumstances giving rise to such exercise and would not, in the sole determination of such Bank, be otherwise disadvantageous to such Bank.

          (c) In the event that the Company shall be required to make any additional payments to any Bank pursuant to subsections 2.12, 2.13 or 2.14 or any Bank shall exercise its rights under subsection 2.11, the Company shall have the right at its own expense, upon notice to such Bank and the Agent, to require such Bank to transfer and to assign without recourse (in accordance with and subject to the terms of subsection 8.6) all its interest, rights and obligations under this Agreement to another financial institution (including any Bank) acceptable to the Agent (which approval shall not be unreasonably withheld) which shall assume such obligations; PROVIDED that (i) no such assignment shall conflict with any Requirement of Law and (ii) such assuming financial institution shall pay to such Bank in immediately available funds on the date of such assignment the outstanding principal amount of such Bank's Notes together with accrued interest thereon and all other amounts accrued for its account or owed to it hereunder, including, but not limited to additional amounts payable under subsections 2.3, 2.11, 2.12, 2.13, 2.14 and 2.15.


          SECTION 3.  REPRESENTATIONS AND WARRANTIES

          The Company hereby represents and warrants that:

          3.1 CORPORATE ORGANIZATION AND EXISTENCE. Each of the Company and each Subsidiary is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has all necessary corporate power to carry on the business now conducted by it.
The Company has all necessary corporate power and has taken all corporate action required to make all the provisions of this Agreement and the Notes and all other agreements and instruments executed in connection herewith and therewith, the valid and enforceable obligations they purport to be. Each of the Company and each Subsidiary is duly qualified and in good standing as a foreign corporation in all jurisdictions other than that of its incorporation in which the physical properties owned, leased or operated by it are located, and is duly authorized, qualified and licensed under all laws, regulations, ordinances or orders of Governmental Authorities, or otherwise, to carry on its business in the places and in the manner presently conducted.

          3.2 SUBSIDIARIES. As of the date hereof, the Company has only the Subsidiaries set forth in Schedule II, all of the outstanding capital stock of each of which is duly authorized, validly issued, fully paid and nonassessable and owned as set forth in said Schedule II. Schedule II indicates all Subsidiaries of the Company which are not wholly-owned Subsidiaries and the percentage ownership of the Company and its Subsidiaries in each such Subsidiary. The capital stock and securities owned by the Company and its Subsidiaries in each of the Company's Subsidiaries are owned free and clear of any mortgage, pledge, lien, encumbrance, charge or restriction on the transfer thereof other than restrictions on transfer imposed by applicable securities laws and restrictions, liens and encumbrances outstanding on the date hereof and listed in said
Schedule II.

          3.3 FINANCIAL INFORMATION. The Company has furnished to the Agent and each Bank copies of the following:

          (a) the Annual Report of the Company for the fiscal year ended December 31, 1992, containing the consolidated balance sheet of the Company and its Subsidiaries as at said date and the related consolidated statements of income, common stockholders' equity and changes in financial position for the fiscal year then ended, accompanied by the opinion of Arthur Andersen & Co.;

          (b) the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1992;

          (c) quarterly financial statements of the Company, including balance sheets, for the fiscal periods ended March
     31, 1993, June 30, 1993 and September 30, 1993;

          (d) the current report of the Company on Form 8-K, dated September 29, 1993;

          (e) the Annual Report of Galen for the fiscal year ended August 31, 1993, containing the consolidated balance sheet of Galen and its Subsidiaries as at said date and the related consolidated statements of income, common stockholders' equity and changes in financial position for the fiscal year then ended, accompanied by the opinion of Coopers & Lybrand;

          (f) the Annual Report of Galen on Form 10-K for the fiscal year ended August 31, 1992;

          (g) quarterly financial statements of Galen, including balance sheets, for the fiscal periods ended November 30, 1992, February 28, 1993 and May 31, 1993;

          (h) the Annual Report of HCA on Form 10-K for the fiscal year ended December 31, 1992, containing the consolidated balance sheet of HCA and its Subsidiaries as at said date and the related consolidated statements of income, common stockholders' equity and changes in financial position for the fiscal year then ended, accompanied by the opinion of Ernst & Young;

          (i) quarterly financial statements of HCA, including balance sheets, for the fiscal periods ended March 31, 1993, June 30, 1993 and September 30, 1993; and

          (j)  the Proxy.

Such financial statements (including any notes thereto) have been prepared in accordance with GAAP and fairly present the financial conditions of the corporations covered thereby at the date thereof and the results of their operations for the periods covered thereby, subject to normal year-end adjustments in the case of interim statements. As of the date hereof, neither the Company nor any of its Subsidiaries has any known contingent liabilities of any significant amount which are not referred to in said financial statements or in the notes thereto which could reasonably be expected to have a material adverse effect on the business or assets or on the condition, financial or otherwise, of the Company and its Subsidiaries, on a consolidated basis.

          3.4 CHANGES IN CONDITION. Since December 31, 1992 there has been no material adverse change in the business or assets or in the condition, financial or otherwise, of the Company and its Subsidiaries, on a consolidated basis, or of HCA and its Subsidiaries, on a consolidated basis. Since August 31, 1993 there has been no material adverse change in the business or assets or in the condition, financial or otherwise, of Galen and its Subsidiaries, on a consolidated basis.

          3.5 ASSETS. The Company and each Subsidiary have good and marketable title to all material assets carried on their books and reflected in the most recent balance sheet referred to in subsection 3.3 or furnished pursuant to subsection 5.5, except for assets held on Financing Leases or purchased subject to security devices providing for retention of title in the vendor, and except for assets disposed of as permitted by this Agreement.

          3.6 LITIGATION. Except as disclosed (i) in the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1992 and its Quarterly Reports on Form 10-Q for its fiscal quarters ended March 31, 1993, June 30, 1993 and September 30, 1993, (ii) in Galen's Annual Report on Form 10-K for its fiscal year ended August 31, 1992 and its Quarterly Reports on Form 10-Q for its fiscal quarters ended November 30, 1992, February 28, 1993 and May 31, 1993 and (iii) in HCA's Annual Report on Form 10-K for its fiscal year ended December 31, 1992 and its Quarterly Reports on Form 10-Q for its fiscal quarters ended March 31, 1993, June 30, 1993 and September 30, 1993, in each case as filed with the Securities and Exchange Commission and previously distributed to the Banks, there is no litigation, at law or in equity, or any proceeding before any federal, state, provincial or municipal board or other governmental or administrative agency pending or to the knowledge of the Company threatened which, after giving effect to any applicable insurance, may involve any material risk of a material adverse effect on the business or assets or on the condition, financial or otherwise, of the Company and its Subsidiaries on a consolidated basis or which seeks to enjoin the consummation of any of the transactions contemplated by this Agreement or any other Loan Document and involves any material risk that any such injunction will be issued, and no judgment, decree, or order of any federal, state, provincial or municipal court, board or other governmental or administrative agency has been issued against the Company or any Subsidiary which has, or may involve a material risk of a material adverse effect on the business or assets or on the condition, financial or otherwise, of the Company and its Subsidiaries on a consolidated basis. The Company does not believe that the final resolution of the matters disclosed in its Annual Report on Form 10-K for its fiscal year ended December 31, 1992 and its Quarterly Reports on Form 10-Q for its fiscal quarters ended March 31, 1993, June 30, 1993 and September 30, 1993, in Galen's Annual Report on Form 10-K for its fiscal year ended August 31, 1992 and its Quarterly Reports on Form 10-Q for its fiscal quarters ended November 30, 1992, February 28, 1993 and May 31, 1993 or in HCA's Annual Report on Form 10-K for its fiscal year ended December 31, 1992 and HCA's Quarterly Reports on Form 10-Q for its fiscal quarters ended March 31, 1993, June 30, 1993 and September 30, 1993, in each case as filed with the Securities and Exchange Commission and previously distributed to the Banks, will have a material adverse effect on the business or assets or condition, financial or otherwise, of the Company and its Subsidiaries on a consolidated basis.

          3.7 TAX RETURNS. The Company and each of its Subsidiaries have filed all tax returns which are required to be filed and have paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to said returns or to assessments received. All federal tax returns of
(i) the Company and its Subsidiaries (other than Smith Laboratories, Inc., Sutter Corporation and Basic American Medical, Inc.) through their fiscal years ended in 1989, (ii) Smith Laboratories, Inc., Sutter Corporation and Basic American Medical, Inc. through their respective fiscal years ended in 1988, 1988 and 1986, respectively, (iii) Galen and its Subsidiaries through their fiscal years ended in 1989 and (iv) HCA and its Subsidiaries through their fiscal years ended in 1990, have been audited by the Internal Revenue Service or are not subject to such audit by virtue of the expiration of the applicable period of limitations, and the results of such audits are adequately reflected in the balance sheets referred to in subsection 3.3. The Company knows of no material additional assessments since said date for which adequate reserves appearing in the said balance sheet have not been established.

          3.8 CONTRACTS, ETC. Attached hereto as Schedule III is a statement of outstanding Indebtedness of the Company and its Subsidiaries for borrowed money as of the date set forth therein and a complete and correct list of all agreements, contracts, indentures, instruments, documents and amendments thereto to which the Company or any Subsidiary is a party or by which it is bound pursuant to which any such Indebtedness of the Company and its Subsidiaries in excess of $25,000,000 is outstanding on the date hereof. Said Schedule III also includes a complete and correct list of all such Indebtedness of the Company and its Subsidiaries outstanding on the date indicated in respect of Guarantee Obligations in excess of $1,000,000 and letters of credit in excess of $1,000,000, and there have been no increases in such Indebtedness since said date other than as permitted by this Agreement.

          3.9 NO LEGAL OBSTACLE TO AGREEMENT. Neither the execution and delivery of this Agreement or of any Notes, nor the making by the Company of any borrowings hereunder, nor the consummation of any transaction herein or therein referred to or contemplated hereby or thereby nor the fulfillment of the terms hereof or thereof or of any agreement or instrument referred to in this Agreement, has constituted or resulted in or will constitute or result in a breach of the provisions of any contract to which the Company or any of its Subsidiaries is a party or by which it is bound or of the charter or by-laws of the Company, or the violation of any law, judgment, decree or governmental order, rule or regulation applicable to the Company or any of its Subsidiaries, or result in the creation under any agreement or instrument of any security interest, lien, charge or encumbrance upon any of the assets of the Company or any of its Subsidiaries. Other than those which have already been obtained, no approval, authorization or other action by any governmental authority or any other Person is required to be obtained by the Company or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement or the transactions contemplated hereby, or the making of any borrowing by the Company hereunder.

          3.10 DEFAULTS. Neither the Company nor any Subsidiary is in default under any provision of its charter or by-laws or, so as to affect adversely in any material manner the business or assets or the condition, financial or otherwise, of the Company and its Subsidiaries on a consolidated basis, under any provision of any agreement, lease or other instrument to which it is a party or by which it is bound or of any Requirement of Law.

          3.11 BURDENSOME OBLIGATIONS. Neither the Company nor any Subsidiary is a party to or bound by any agreement, deed, lease or other instrument, or subject to any charter, by-law or other corporate restriction which, in the opinion of the management thereof, is so unusual or burdensome as to in the foreseeable future have a material adverse effect on the business or assets or condition, financial or otherwise, of the Company and its Subsidiaries on a consolidated basis. The Company does not presently anticipate that future expenditures of the Company and its Subsidiaries needed to meet the provisions of any federal or state statutes, orders, rules or regulations will be so burdensome as to have a material adverse effect on the business or assets or condition, financial or otherwise, of the Company and its Subsidiaries on a consolidated basis.

          3.12 PENSION PLANS. Each Plan maintained by the Company, any Subsidiary or any Control Group Person or to which any of them makes or will make contributions is in material compliance with the applicable provisions of ERISA and the Code. Neither the Company nor any Subsidiary nor any Control Group Person maintains, contributes to or participates in any Plan that is a "defined benefit plan" as defined in ERISA. Neither the Company, any Subsidiary, nor any Control Group Person has since August 31, 1986 maintained, contributed to or participated in any Multiemployer Plan, with respect to which a complete withdrawal would result in any withdrawal liability. The Company and its Subsidiaries have met all of the funding standards applicable to all Plans that are not Multiemployer Plans, and there exists no event or condition which would permit the institution of proceedings to terminate any Plan that is not a Multiemployer Plan. The current value of the benefits guaranteed under Title IV of ERISA of each Plan that is not a Multiemployer Plan does not exceed the current value of such Plan's assets allocable to such benefits.

          3.13 DISCLOSURE. Neither this Agreement nor any agreement, document, certificate or statement furnished to the Banks by the Company in connection herewith or with the planning or the consummation of the transactions contemplated by the Merger, including, without limitation, the information relating to the Company and its Subsidiaries after the Merger included in the Confidential Information Memorandum and Proxy, contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. All pro forma financial statements and other materials describing the structure of the transactions contemplated by the Proxy that have been prepared by the Company and made available to Banks have been prepared in good faith based upon reasonable assumptions. There is no fact known to the Company which has or in the future may have (so far as the Company can now foresee) a material adverse effect on the business or assets or the condition, financial or otherwise, of the Company and its Subsidiaries on a consolidated basis, except to the extent that they may be affected by future general economic conditions.

          3.14 ENVIRONMENTAL AND PUBLIC AND EMPLOYEE HEALTH AND SAFETY MATTERS. The Company and each Subsidiary has complied with all applicable Federal, state, and other laws, rules and regulations relating to environmental pollution or to environmental regulation or control or to public or employee health or safety, except to the extent that the failure to so comply would not be reasonably likely to result in a material adverse effect on the business or assets or on the condition, financial or otherwise, of the Company and its Subsidiaries on a consolidated basis. The Company's and the Subsidiaries' facilities do not contain, and have not previously contained, any hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants regulated under the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Air Act, the Clean Water Act or any other applicable law relating to environmental pollution or public or employee health and safety, in violation of any such law, or any rules or regulations promulgated pursuant thereto, except for violations that would not be reasonably likely to result in a material adverse effect on the business or assets or on the condition, financial or otherwise, of the Company and its Subsidiaries on a consolidated basis. The Company is aware of no events, conditions or circumstances involving environmental pollution or contamination or public or employee health or safety, in each case applicable to it or its Subsidiaries, that would be reasonably likely to result in a material adverse effect on the business or assets or on the condition, financial or otherwise, of the Company and its Subsidiaries on a consolidated basis.

          3.15 FEDERAL REGULATIONS. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of the Board of Governors of the Federal Reserve System. If requested by any Bank or the Agent, the Company will furnish to the Agent and each Bank a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

          3.16 INVESTMENT COMPANY ACT; OTHER REGULATIONS. The Company is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Company is not subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness.


          SECTION 4.  CONDITIONS

          The obligations of each Bank to make the Loans contemplated by subsections 2.1 and 2.2 shall be subject to the compliance by the Company with its agreements herein contained and to the satisfaction on or before the Closing Date and each Borrowing Date of such of the following further conditions as are applicable on the Closing Date or such Borrowing Date, as the case may be:

          4.1 LOAN DOCUMENTS. The Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Company, with a counterpart for each Bank, and
(ii) for the account of each Bank, a Revolving Credit Note and a Grid CAF Loan Note conforming to the requirements hereof and executed by a duly authorized officer of the Company.

          4.2 LEGAL OPINIONS. On the Closing Date and on any Borrowing Date as the Agent shall request, each Bank shall have received from any general, associate, or assistant general counsel to the Company, such opinions as the Agent shall have reasonably requested with respect to the transactions contemplated by this Agreement.

          4.3  COMPANY OFFICERS' CERTIFICATE.  The
representations and warranties contained in Section 3 shall be true and correct on the Closing Date and on and as of each Borrowing Date with the same force and effect as though made on and as of such date; no Default shall have occurred (except a Default which shall have been waived in writing or which shall have been cured) and no Default shall exist after giving effect to the Loan to be made; between December 31, 1992 and such Borrowing Date, neither the business nor assets, nor the condition, financial or otherwise, of the Company and its Subsidiaries on a consolidated basis or HCA and its Subsidiaries on a consolidated basis shall have been adversely affected in any material manner as a result of any fire, flood, explosion, accident, drought, strike, lockout, riot, sabotage, confiscation, condemnation, or any purchase of any property by Governmental Authority, activities of armed forces, acts of God or the public enemy, new or amended legislation, regulatory order, judicial decision or any other event or development whether or not related to those enumerated above; and the Agent shall have received a certificate containing a representation to these effects dated such Borrowing Date and signed by a Responsible Officer.

          4.4 TERMINATION OF PRIOR AGREEMENTS. On the Closing Date, each of (i) the $300,000,000 Credit Agreement, (ii) the $500,000,000 Credit Agreement, (iii) the $800,000,000 Credit Agreement and (iv) the $1,642,000,000 Credit Agreement shall have been terminated and the Company shall have paid in full all indebtedness outstanding thereunder, including, without limitation, all interest and fees owing with respect to such indebtedness.

          4.5 LEGALITY, ETC. The making of the Loan to be made by such Bank on each Borrowing Date shall not subject such Bank to any penalty or special tax, shall not be prohibited by any Requirement of Law applicable to such Bank or the Company, and all necessary consents, approvals and authorizations of any Governmental Authority or any Person to or of any such Loan shall have been obtained and shall be in full force and effect.

          4.6 GENERAL. All instruments and legal and corporate proceedings in connection with the Loans contemplated by this Agreement shall be satisfactory in form and substance to the Agent, and the Agent shall have received copies of all documents, including the Merger Agreement executed and delivered by each of the signatories thereto, the Proxy and all amendments and exhibits thereto, and favorable legal opinions and records of corporate proceedings, which the Agent may have reasonably requested in connection with the Loans and other transactions contemplated by this Agreement.

          4.7 FEES. The Agent shall have received the fees to be received on the Closing Date referred to in subsection 2.3.

          4.8 CONSUMMATION OF THE MERGER. The Agent shall have received evidence, which evidence shall be in form and substance satisfactory to the Agent, that the transactions contemplated by the Merger, including, without limitation, the transactions contemplated by the Proxy and subsections 1.1 and 4.1 of the Merger Agreement, have been consummated.


          SECTION 5.  GENERAL COVENANTS

          On and after the date hereof, until all of the Notes and all other amounts payable pursuant hereto shall have been paid in full and so long as the Commitments shall remain in effect, the Company covenants that the Company will comply, and will cause each of its Subsidiaries to comply, with such of the provisions of this Section 5 and such other provisions of this Agreement as are applicable to the Person in question.

          5.1 TAXES, INDEBTEDNESS, ETC. (a) Each of the Company and its Subsidiaries will duly pay and discharge, or cause to be paid and discharged, before the same shall become in arrears, all taxes, assessments, levies and other governmental charges imposed upon such corporation and its properties, sales and activities, or any part thereof, or upon the income or profits therefrom; PROVIDED, HOWEVER, that any such tax, assessment, charge or levy need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Company or the Subsidiary in question shall have set aside on its books appropriate reserves with respect thereto.

          (b) Each of the Company and its Subsidiaries will promptly pay when due, or in conformance with customary trade terms, all other Indebtedness and liabilities incident to its operations; PROVIDED, HOWEVER, that any such Indebtedness or liability need not be paid if the validity or amount thereof shall currently be contested in good faith and if the Company or the Subsidiary in question shall have set aside on its books appropriate reserves with respect thereto. The Subsidiaries will not create, incur, assume or suffer to exist any Indebtedness, except: (i) Indebtedness outstanding on the date hereof and listed on Schedule III; (ii) Indebtedness that is owing to the Company or any other Subsidiary; and (iii) additional Indebtedness at any time outstanding in an aggregate principal amount not to exceed 10% of Consolidated Assets.

          5.2 MAINTENANCE OF PROPERTIES; COMPLIANCE WITH LAW. Each of the Company and its Subsidiaries (a) will keep its material properties in good repair, working order and condition and will from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto and will comply at all times with the provisions of all material leases and other material agreements to which it is a party so as to prevent any loss or forfeiture thereof or thereunder unless compliance therewith is being currently contested in good faith by appropriate proceedings and (b) in the case of the Company or any Subsidiary of the Company while such Person remains a Subsidiary, will do all things necessary to preserve, renew and keep in full force and effect and in good standing its corporate existence and franchises necessary to continue such businesses. The Company and its Subsidiaries will comply in all material respects with all valid and applicable Requirements of Law (including any such laws, rules, regulations or governmental orders relating to the protection of environmental or public or employee health or safety) of the United States, of the States thereof and their counties, municipalities and other subdivisions and of any other jurisdiction, applicable to the Company and its Subsidiaries, except where compliance therewith shall be contested in good faith by appropriate proceedings, the Company or the Subsidiary in question shall have set aside on its books appropriate reserves in conformity with GAAP with respect thereto, and the failure to comply therewith could not reasonably be expected to, in the aggregate, have a material adverse effect on the business or assets or on the condition, financial or otherwise, of the Company and its Subsidiaries on a consolidated basis.

          5.3 TRANSACTIONS WITH AFFILIATES. Neither the Company nor any of its Subsidiaries will enter into any transactions, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any of their Affiliates (other than the Company and its Subsidiaries) unless such transaction is otherwise permitted under this Agreement, is in the ordinary course of the Company's or such Subsidiary's business and is upon fair and reasonable terms no less favorable to the Company or such Subsidiary, as the case may be, than it would obtain in an arm's-length transaction.

          5.4 INSURANCE. The Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained, with financially sound and reputable insurers including any Subsidiary which is engaged in the business of providing insurance protection, insurance (including, without limitation, professional liability insurance against claims for malpractice) with respect to its properties and business and the properties and business of its Subsidiaries against loss or damage of the kinds customarily insured against of such types and such amounts as are customarily carried under similar circumstances by other corporations. Such insurance may be subject to co-insurance, deductibility or similar clauses which, in effect, result in self-insurance of certain losses, and the Company may self-insure against such loss or damage, PROVIDED that adequate insurance reserves are maintained in connection with such self-insurance.

          5.5 FINANCIAL STATEMENTS. The Company will and will cause each of its Subsidiaries to maintain a standard modern system of accounting in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with GAAP consistently applied, and will furnish the following to each Bank (in duplicate if so requested):

          (a) ANNUAL STATEMENTS. As soon as available, and in any event within 120 days after the end of each fiscal year, the consolidated balance sheet as at the end of each fiscal year and consolidated statements of profit and loss and of retained earnings for such fiscal year of the Company and its Subsidiaries, together with comparative consolidated figures for the next preceding fiscal year, accompanied by reports or certificates of an Auditor, to the effect that such balance sheet and statements were prepared in accordance with GAAP consistently applied and fairly present the financial position of the Company and its Subsidiaries as at the end of such fiscal year and the results of their operations and changes in financial position for the year then ended and the statement of such Auditor and of a

     Responsible Officer of the Company that such Auditor and Responsible Officer have caused the provisions of this Agreement to be reviewed and that nothing has come to their attention to lead them to believe that any Default exists hereunder or, if such is not the case, specifying such Default or possible Default and the nature thereof. In addition, such financial statements shall be accompanied by a certificate of a Responsible Officer of the Company containing computations showing compliance with subsections 5.6, 5.7 and 5.10.

          (b) QUARTERLY STATEMENTS. As soon as available, and in any event within 60 days after the close of each of the first three fiscal quarters of the Company and its Subsidiaries in each year, consolidated balance sheets as at the end of such fiscal quarter and consolidated profit and loss and retained earnings statements for the portion of the fiscal year then ended, of the Company and its Subsidiaries, together with computations showing compliance with subsections 5.6, 5.7 and 5.10, accompanied by a certificate of a Responsible Officer of the Company that such statements and computations have been properly prepared in accordance with GAAP, consistently applied, and fairly present the financial position of the Company and its Subsidiaries as at the end of such fiscal quarter and the results of their operations and changes in financial position for such quarter and for the portion of the fiscal year then ended, subject to normal audit and year-end adjustments, and to the further effect that he has caused the provisions of this Agreement and all other agreements to which the Company or any of its Subsidiaries is a party and which relate to Indebtedness to be reviewed, and has no knowledge that any Default has occurred under this Agreement or under any such other agreement, or, if said Responsible Officer has such knowledge, specifying such Default and the nature thereof.

          (c) NOTICE OF MATERIAL LITIGATION; DEFAULTS. The Company will promptly notify each Bank in writing, by delivery of the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission or otherwise, as to any litigation or administrative proceeding to which it or any of its Subsidiaries may hereafter be a party which, after giving effect to any applicable insurance, may involve any material risk of any material judgment or liability or which may otherwise result in any material adverse change in the business or assets or in the condition, financial or otherwise, of the Company and its Subsidiaries on a consolidated basis. Promptly upon acquiring knowledge thereof, the Company will notify each Bank of the existence of any Default, including, without limitation, any default in the payment of any Indebtedness for money borrowed of the Company or any Subsidiary or under the terms of any agreement relating to such Indebtedness, specifying the nature of such Default and what action the Company has taken or is taking or proposes to take with respect thereto. Promptly upon acquiring knowledge thereof, the Company will notify each Bank of a change in the publicly announced ratings by S&P and Moody's of the then current senior unsecured, non-credit enhanced, long-term Indebtedness of the Company.

          (d) ERISA REPORTS. The Company will furnish the Agent with copies of any request for waiver of the funding standards or extension of the amortization periods required by Sections 303 and 304 of ERISA or Section 412 of the Code promptly after any such request is submitted by the Company to the Department of Labor or the Internal Revenue Service, as the case may be. Promptly after a Reportable Event occurs, or the Company or any of its Subsidiaries receives notice that the PBGC or any Control Group Person has instituted or intends to institute proceedings to terminate any pension or other Plan, or prior to the Plan administrator's terminating such Plan pursuant to Section 4041 of ERISA, the Company will notify the Agent and will furnish to the Agent a copy of any notice of such Reportable Event which is required to be filed with the PBGC, or any notice delivered by the PBGC evidencing its institution of such proceedings or its intent to institute such proceedings, or any notice to the PBGC that a Plan is to be terminated, as the case may be. The Company will promptly notify each Bank upon learning of the occurrence of any of the following events with respect to any Plan which is a Multiemployer Plan: a partial or complete withdrawal from any Plan which may result in the incurrence by the Company or any of is Subsidiaries of withdrawal liability in excess of $1,000,000 under Subtitle E of Title IV of ERISA, or of the termination, insolvency or reorganization status of any Plan under such Subtitle E which may result in liability to the Company or any of its Subsidiaries in excess of $1,000,000. In the event of such a withdrawal, upon the request of the Agent or any Bank, the Company will promptly provide information with respect to the scope and extent of such liability, to the best of the Company's knowledge.

          (e) REPORTS TO STOCKHOLDERS, ETC. Promptly after the sending, making available or filing of the same, copies of all reports and financial statements which the Company shall send or make available to its stockholders including, without limitation, the Proxy and all other materials relating thereto, and all registration statements and amendments thereto, and all reports on Form 8-K, 10-Q or 10-K or any similar form hereafter in use which the Company shall file with the Securities and Exchange Commission.

          (f) OTHER INFORMATION. From time to time upon request of the Agent or any Bank, the Company will furnish information regarding the business affairs and condition, financial or otherwise, of the Company and its Subsidiaries. The Company agrees that any authorized officers and representatives of any Bank shall have the right during reasonable business hours to examine the books and records of the Company and its Subsidiaries, and to make notes and abstracts therefrom, to make an independent examination of its books and records for the purpose of verifying the accuracy of the reports delivered by the Company and its Subsidiaries pursuant to this Agreement or otherwise, and ascertaining compliance with this Agreement.

          (g) CONFIDENTIALITY OF INFORMATION. Each Bank acknowledges that some of the information furnished to such Bank pursuant to this subsection 5.5 may be received by such Bank prior to the time it shall have been made public, and each Bank agrees that it will keep all information so furnished confidential and shall make no use of such information until it shall have become public, except (i) in connection with matters involving operations under or enforcement of this Agreement or the Notes, (ii) in accordance with each Bank's obligations under law or pursuant to subpoenas or other process to make information available to governmental agencies and examiners or to others, (iii) to each Bank's corporate Affiliates and Transferees and prospective Transferees so long as such Persons agree to be bound by this subsection 5.5(g) or (iv) with the prior consent of the Company.

          5.6  RATIO OF TOTAL DEBT TO TANGIBLE NET WORTH.  The
Company and its Subsidiaries will not at any time have outstanding Consolidated Total Debt in an amount in excess of 200% of Consolidated Tangible Net Worth.

          5.7 INTEREST COVERAGE RATIO. On the last day of each fiscal quarter of the Company, the Consolidated Earnings Before Interest and Taxes of the Company and its Subsidiaries for the four consecutive fiscal quarters of the Company then ending will be an amount which equals or exceeds 200% of the Consolidated Interest Expense of the Company and its Subsidiaries for the same four consecutive fiscal quarters.

          5.8 DISTRIBUTIONS. The Company will not make any Distribution except that, so long as no Event of Default exists or would exist after giving effect thereto, the Company may make a Distribution.

          5.9 MERGER OR CONSOLIDATION. The Company will not become a constituent corporation in any merger or consolidation unless the Company shall be the surviving or resulting corporation and immediately before and after giving effect to such merger or consolidation there shall exist no Default; provided that the Company may merge into another Subsidiary owned by the Company for the purpose of causing the Company to be incorporated in a different jurisdiction in the United States.

          5.10  SALES OF ASSETS.  The Company and its
Subsidiaries may from time to time sell or otherwise dispose of all or any part of their respective assets; PROVIDED, HOWEVER, that in any fiscal year, the Company and its Subsidiaries will not (a) sell or dispose of (including, without limitation, any disposition resulting from any merger or consolidation involving a Subsidiary of the Company, and any Sale-and-Leaseback Transaction), outside of the ordinary course of business, assets constituting in the aggregate more than 12% of Consolidated Assets of the Company and its Subsidiaries as at the end of the immediately preceding fiscal year and (b) exchange any asset or group of assets for another asset or group of assets unless (i) such asset or group of assets are exchanged for an asset or group of assets of a substantially similar type or nature, (ii) on a pro forma basis both before and after giving effect to such exchange, no Default or Event of Default shall have occurred and be continuing, (iii) the aggregate fair market value (as determined in good faith by the Board of Directors of the Company) of the asset or group of assets being transferred by the Company or such Subsidiary and the asset or group of assets being acquired by the Company or such Subsidiary are substantially equal and (iv) the aggregate of (x) all assets of the Company and its Subsidiaries sold pursuant to subsection 5.10(a) (including, without limitation, any disposition resulting from any merger or consolidation involving a Subsidiary of the Company, and any Sale-and-Leaseback Transaction) and (y) the aggregate fair market value (as determined in good faith by the Board of Directors of the Company) of all assets of the Company and its Subsidiaries exchanged pursuant to this subsection 5.10(b) does not exceed 20% of Consolidated Assets of the Company and its Subsidiaries as at the end of the immediately preceding fiscal year.

          5.11 COMPLIANCE WITH ERISA. Each of the Company and its Subsidiaries will meet, and will cause all Control Group Persons to meet, all minimum funding requirements applicable to any Plan imposed by ERISA or the Code (without giving effect to any waivers of such requirements or extensions of the related amortization periods which may be granted), and will at all times comply, and will cause all Control Group Persons to comply, in all material respects with the provisions of ERISA and the Code which are applicable to the Plans. At no time shall the aggregate actual and contingent liabilities of the Company under Sections 4062, 4063, 4064 and other provisions of ERISA (calculated as if the 30% of collective net worth amount referred to in Section 4062(b)(1)(A)(i)(II) of ERISA exceeded the actual total amount of unfunded guaranteed benefits referred to in
Section 4062(B)(1)(A)(i)(I) of ERISA) with respect to all Plans (and all other pension plans to which the Company, any Subsidiary, or any Control Group Person made contributions prior to such time) exceed $7,500,000. Neither the Company nor its Subsidiaries will permit any event or condition to exist which could permit any Plan which is not a Multiemployer Plan to be terminated under circumstances which would cause the lien provided for in Section 4068 of ERISA to attach to the assets of the Company or any of its Subsidiaries.

          5.12 NEGATIVE PLEDGE. The Company will not and will ensure that no Subsidiary will create or have outstanding any security on or over any Principal Property in respect of any Indebtedness except for:

          (a) any security for the purchase price or cost of construction of real property acquired by the Company or any of its Subsidiaries (or additions, substantial repairs, alterations or substantial improvements thereto) or equipment, provided that such Indebtedness and such security are incurred within 18 months of the acquisition or completion of construction (or alteration or repair) and full operation;

          (b) any security existing on property at the time of acquisition of such property by the Company or a Subsidiary or on the property of a corporation at the time of the acquisition of such corporation by the Company or a Subsidiary (including acquisitions through merger or consolidation);

          (c) any security created in favor of the Company or a Subsidiary;

          (d) any security existing at the date of this Agreement set forth on Schedule IV;

          (e) any security created by operation of law in favor of government agencies of the United States of America or any State thereof;

          (f) any security created in connection with the borrowing of funds if within 120 days such funds are used to repay Indebtedness in at least the same principal amount as secured by other security of Principal Property with an independent appraised fair market value at least equal to the appraised fair market value of the Principal Property secured by the new security; and

          (g) any extension, renewal or replacement of any security referred to in the foregoing clauses (a) through
     (f) provided that the amount thereby secured is not increased;

unless any Loans made and/or to be made to and all other sums payable by the Company under this Agreement shall be secured equally and ratably with (or prior to) such Indebtedness so long as such Indebtedness shall be so secured. Notwithstanding the foregoing, the Company and any one or more Subsidiaries may, without securing the Loans made and/or to be made to and all other sums payable by the Company under this Agreement, create, issue or assume Indebtedness which would otherwise be subject to the foregoing restrictions in an aggregate principal amount which, together with all other such Indebtedness of the Company and its Subsidiaries (not including Indebtedness permitted to be secured pursuant to the foregoing clauses (a) through (g) and the aggregate Attributable Debt), including Indebtedness in respect of Sale-and-Lease-back Transactions (other than those permitted by subsection 5.13(b)), does not exceed 10% of Consolidated Net Tangible Assets of the Company and its Subsidiaries.

          5.13 SALE-AND-LEASE-BACK TRANSACTIONS. Neither the Company nor any Significant Subsidiary will enter into any Sale-and-Lease-back Transaction with respect to any Principal Property with any Person (other than the Company or a Subsidiary) unless either (a) the Company or such Significant Subsidiary would be entitled, pursuant to the provisions described in subsection 5.12(a) through (g) to incur Indebtedness secured by a security on the property to be leased without equally and ratably securing the Loans made and/or to be made to and all other sums payable by the Company under this Agreement, or (b) the Company during or immediately after the expiration of 120 days after the effective date of such transaction applies to the voluntary retirement of its Indebtedness and/or the acquisition or construction of Principal Property an amount equal to the greater of the net proceeds of the sale of the property leased in such transaction or the fair value in the opinion of the chief financial officer of the Company of the leased property at the time such transaction was entered into.


          SECTION 6.  DEFAULTS

          6.1 EVENTS OF DEFAULT. Upon the occurrence of any of the following events:

          (a) any default shall be made by the Company in any payment in respect of: (i) interest on any of the Notes or any facility fee payable hereunder as the same shall become due and such default shall continue for a period of five days; or (ii) principal of any of the Indebtedness evidenced by the Notes as the same shall become due, whether at maturity, by prepayment, by acceleration or otherwise; or

          (b) any default shall be made by either the Company or any Subsidiary of the Company in the performance or observance of any of the provisions of subsections 5.6 through 5.10, 5.12 and 5.13; or

          (c) any default shall be made in the due performance or observance of any other covenant, agreement or provision to be performed or observed by either the Company or any Subsidiary under this Agreement, and such default shall not be rectified or cured to the satisfaction of the Required

     Banks within a period expiring 30 days after written notice thereof by the Agent to the Company; or

          (d) any representation or warranty of or with respect to the Company or any Subsidiary of the Company to the Banks in connection with this Agreement shall have been untrue in any material respect on or as of the date made and the facts or circumstances to which such representation or warranty relates shall not have been subsequently corrected to make such representation or warranty no longer incorrect; or

          (e) any default shall be made in the payment of any item of Indebtedness of the Company or any Subsidiary or under the terms of any agreement relating to such Indebtedness and such default shall continue without having been duly cured, waived or consented to, beyond the period of grace, if any, therein specified; PROVIDED, HOWEVER, that such default shall not constitute an Event of Default unless
     (i) the outstanding principal amount of such item of Indebtedness exceeds $10,000,000, or (ii) the aggregate outstanding principal amount of such item of Indebtedness and all other items of Indebtedness of the Company and its Subsidiaries as to which such defaults exist and have continued without being duly cured, waived or consented to beyond the respective periods of grace, if any, therein specified exceeds $25,000,000, or (iii) such default shall have continued without being rectified or cured to the satisfaction of the Required Banks for a period of 30 days after written notice thereof by the Agent to the Company; or

          (f) either the Company or any Subsidiary shall be involved in financial difficulties as evidenced:

               (i) by its commencement of a voluntary case under Title 11 of the United States Code as from time to time in effect, or by its authorizing, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;

              (ii)  by the filing against it of a petition
          commencing an involuntary case under said Title 11 which shall not have been dismissed within 60 days after the date on which said petition is filed or by its filing an answer or other pleading within said 60-day period admitting or failing to deny the material allegations of such a petition or seeking, consenting or acquiescing in the relief therein provided;

             (iii) by the entry of an order for relief in any involuntary case commenced under said Title 11;

              (iv) by its seeking relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief;

               (v)  by the entry of an order by a court of
          competent jurisdiction (i) finding it to be bankrupt or insolvent, (ii) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (iii) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property;

              (vi) by its making an assignment for the benefit of, or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property; or

          (g)  a Change in Control of the Company shall occur;

then and in each and every such case, (x) the Agent may, with the consent of the Required Banks, or shall, at the direction of the Required Banks, proceed to protect and enforce the rights of the Banks by suit in equity, action at law and/or other appropriate proceeding either for specific performance of any covenant or condition contained in this Agreement or any Note or in any instrument delivered to each Bank pursuant to this Agreement, or in aid of the exercise of any power granted in this Agreement or any Note or any such instrument or assignment, and (y) the Agent may, with the consent of the Required Banks, or shall, at the direction of the Required Banks, by notice in writing to the Company terminate the obligations of the Banks to make further Revolving Credit Loans hereunder, and thereupon such obligations shall terminate forthwith and (z) (unless there shall have occurred an Event of Default under subsection 6.1(f), in which case the obligations of the Banks to make further Revolving Credit Loans hereunder shall automatically terminate and the unpaid balance of the Notes and accrued interest thereon and all other amounts payable hereunder (the "BANK OBLIGATIONS") shall automatically become due and payable) the Agent may, with the consent of the Required Banks, or shall, at the direction of the Required Banks, by notice in writing to the Company declare all or any part of the unpaid balance of the Bank Obligations then outstanding to be forthwith due and payable, and thereupon such unpaid balance or part thereof shall become so due and payable without presentment, protest or further demand or notice of any kind, all of which are hereby expressly waived, the obligations of the Banks to make further Revolving Credit Loans hereunder shall terminate forthwith, and the Agent may, with the consent of the Required Banks, or shall, at the direction of the Required Banks, proceed to enforce payment of such balance or part thereof in such manner as the Agent may elect, and each Bank may offset and apply toward the payment of such balance or part thereof, and to the curing of any such Event of Default, any Indebtedness from such Bank to the Company, including any Indebtedness represented by deposits in any general or special account maintained with such Bank.

         6.2 ANNULMENT OF DEFAULTS. An Event of Default shall not be deemed to be in existence for any purpose of this Agreement if the Agent, with the consent of or at the direction of the Required Banks, subject to subsection 8.1, shall have waived such event in writing or stated in writing that the same has been cured to its reasonable satisfaction, but no such waiver shall extend to or affect any subsequent Event of Default or impair any rights of the Agent or the Banks upon the occurrence thereof.

          6.3 WAIVERS. The Company hereby waives to the extent permitted by applicable law (a) all presentments, demands for performance, notices of nonperformance (except to the extent required by the provisions hereof), protests, notices of protest and notices of dishonor in connection with any of the Indebtedness evidenced by the Notes, (b) any requirement of diligence or promptness on the part of any Bank in the enforcement of its rights under the provisions of this Agreement or any Note, and (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law and any defense of any kind which the Company may now or hereafter have with respect to its liability under this Agreement or any Note.

          6.4 COURSE OF DEALING. No course of dealing between the Company and any Bank shall operate as a waiver of any of the Banks' rights under this Agreement or any Note. No delay or omission on the part of any Bank in exercising any right under this Agreement or any Note or with respect to any of the Bank Obligations shall operate as a waiver of such right or any other right hereunder. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. No waiver or consent shall be binding upon any Bank unless it is in writing and signed by the Agent or such of the Banks as may be required by the provisions of this Agreement. The making of a Loan hereunder during the existence of a Default shall not constitute a waiver thereof.


          SECTION 7.  THE AGENT

          7.1 APPOINTMENT. Each Bank hereby irrevocably designates and appoints Chemical Bank as the Agent and CAF Loan Agent of such Bank under this Agreement, and each such Bank irrevocably authorizes Chemical Bank, as the Agent and CAF Loan Agent for such Bank, to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Agent or CAF Loan Agent, as the case may be, by the terms of this

Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, neither the Agent nor the CAF Loan Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent or the CAF Loan Agent.

          7.2 DELEGATION OF DUTIES. The Agent or the CAF Loan Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Agent nor the CAF Loan Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          7.3 EXCULPATORY PROVISIONS. Neither the Agent nor the CAF Loan Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person's own gross negligence or willful misconduct), or
(b) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Company or any officer thereof contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent or the CAF Loan Agent under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or for any failure of the Company to perform its obligations hereunder. Neither the Agent nor the CAF Loan Agent shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Company.

          7.4 RELIANCE BY AGENT. The Agent and the CAF Loan Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Agent or the CAF Loan Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent and the CAF Loan Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent and the CAF Loan Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and all future holders of the Notes.

          7.5 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks; PROVIDED that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

          7.6 NON-RELIANCE ON AGENT AND OTHER BANKS. Each Bank expressly acknowledges that neither the Agent nor the CAF Loan Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent or the CAF Loan Agent hereinafter taken, including any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent and the CAF Loan Agent that it has, independently and without reliance upon the Agent or the CAF Loan Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Agent or the CAF Loan Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent or the CAF Loan Agent hereunder, neither the Agent nor the CAF Loan

Agent shall have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of the Agent or the CAF Loan Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          7.7 INDEMNIFICATION. The Banks agree to indemnify the Agent and the CAF Loan Agent in its capacity as such (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to the respective amounts of their then existing Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent or the CAF Loan Agent in any way relating to or arising out of this Agreement, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Agent or the CAF Loan Agent under or in connection with any of the foregoing; PROVIDED that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's or the CAF Loan Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Notes and all other amounts payable hereunder.

          7.8 AGENT AND CAF LOAN AGENT IN ITS INDIVIDUAL Capacity. The Agent and the CAF Loan Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company as though the Agent or the CAF Loan Agent were not the Agent or the CAF Loan Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it, the Agent and the CAF Loan Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall include the Agent or the CAF Loan Agent in its individual capacity.

          7.9 SUCCESSOR AGENT AND CAF LOAN AGENT. The Agent or the CAF Loan Agent may resign as Agent or CAF Loan Agent, as the case may be, upon 10 days' notice to the Banks. If the Agent or the CAF Loan Agent shall resign as Agent or CAF Loan Agent, as the case may be, under this Agreement, then the Required Banks shall appoint from among the Banks a successor agent for the Banks which successor agent shall be approved by the Company, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent or CAF Loan Agent, as the case may be, and the term "Agent" or "CAF Loan Agent", as the case may be, shall mean such successor agent effective upon its appointment, and the former Agent's or CAF Loan Agent's rights, powers and duties as Agent or CAF Loan Agent shall be terminated, without any other or further act or deed on the part of such former Agent or CAF Loan Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's or CAF Loan Agent's resignation hereunder as Agent or CAF Loan Agent, the provisions of this subsection 7.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent or CAF Loan Agent under this Agreement. The Co-Agents in their capacities as such shall have no rights, duties or obligations under this Agreement.


          SECTION 8.  MISCELLANEOUS

          8.1 AMENDMENTS AND WAIVERS. Neither this Agreement, any Note, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. With the written consent of the Required Banks, the Agent and the Company may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or the Notes or changing in any manner the rights of the Banks or of the Company hereunder or thereunder or waiving, on such terms and conditions as the Agent may specify in such instrument, any of the requirements of this Agreement or the Notes or any Default or Event of Default and its consequences; PROVIDED, HOWEVER, that no such waiver and no such amendment, supplement or modification shall (a) extend the maturity (whether as stated, by acceleration or otherwise) of any Note, or reduce the rate or extend the time of payment of interest thereon, or reduce any fee payable to the Banks hereunder, or reduce the principal amount thereof, or change the amount of any Bank's Commitment or amend, modify or waive any provision of this subsection 8.1 or reduce the percentage specified in the definition of Required Banks, or consent to the assignment or transfer by the Company of any of its rights and obligations under this Agreement, in each case without the written consent of all the Banks, or (b) amend, modify or waive any provision of Section 7 without the written consent of the then Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Banks and shall be binding upon the Company, the Banks, the Agent and all future holders of the Notes. In the case of any waiver, the Company, the Banks and the Agent shall be restored to their former position and rights hereunder and under the outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          8.2 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when sent, confirmation of receipt received, addressed as follows in the case of the Company, the Agent, and the CAF Loan Agent and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the
Notes:

     The Company:        Columbia Healthcare Corporation
                         201 West Main Street
                         Louisville, Kentucky 40202
                         Attention:  Treasurer, with a copy to
                                  the General Counsel
                         Telecopy:  502-572-2163

     The Agent and
     CAF Loan Agent:     Chemical Bank
                         270 Park Avenue
                         New York, New York  10017
                         Attention:  Carol J. Burt,
                                     Managing Director
                         Telecopy:  (212) 270-3279

     with a copy to:     Chemical Bank Agency Services
                           Corporation
                         140 East 45th Street
                         New York, New York  10017
                         Attention:  Janet Belden and
                                     Wallace Chin
                         Telecopy:  (212) 270-0854

PROVIDED that any notice, request or demand to or upon the Agent or the Banks pursuant to Section 2 shall not be effective until received.

          8.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          8.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes.

          8.5  PAYMENT OF EXPENSES AND TAXES; INDEMNITY.

(a) The Company agrees (i) to pay or reimburse the Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the Notes and any other documents prepared in connection herewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent, (ii) to pay or reimburse each Bank and the Agent for all their reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes and any such other documents, including, without limitation, reasonable fees and disbursements of counsel to the Agent and to each of the Banks and (iii) to pay, indemnify, and hold each Bank and the Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes and any such other documents.

          (b) The Company will indemnify each of the Agent and the Banks and the directors, officers and employees thereof and each Person, if any, who controls each one of the Agent and the Banks (any of the foregoing, an "INDEMNIFIED PERSON") and hold each Indemnified Person harmless from and against any and all claims, damages, liabilities and expenses (including without limitation all fees and disbursements of counsel with whom an Indemnified Person may consult in connection therewith and all expenses of litigation or preparation therefor) which an Indemnified Person may incur or which may be asserted against it in connection with any litigation or investigation involving this Agreement, the use of any proceeds of any Loans under this Agreement by the Company or any Subsidiary, any officer, director or employee thereof or the announcement or consummation of the Merger, other than litigation commenced by the Company against any of the Agent or the Banks which (i) seeks enforcement of any of the Company's right hereunder and (ii) is determined adversely to any of the Agent or the Banks.

          (c) The agreements in this subsection 8.5 shall survive repayment of the Notes and all other amounts payable hereunder.

          8.6 SUCCESSORS AND ASSIGNS; PARTICIPATIONS; PURCHASING BANKS. (a) This Agreement shall be binding upon and inure to the benefit of the Company, the Banks, the Agent, all future holders of the Notes and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Bank.

          (b) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Loans owing to such Bank, any Notes held by such Bank, any Commitments of such Bank or any other interests of such Bank hereunder. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under this Agreement to the other parties under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Notes for all purposes under this Agreement, and the Company and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. The Company agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of offset in respect of its participating interest in amounts owing under this Agreement and any Notes to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement or any Notes, PROVIDED that such right of offset shall be subject to the obligation of such Participant to share with the Banks, and the Banks agree to share with such Participant, as provided in subsection 8.7. The Company also agrees that each Participant shall be entitled to the benefits of subsections 2.12, 2.13 and 2.15 with respect to its participation in the Commitments and the Eurodollar Loans outstanding from time to time; PROVIDED that no Participant shall be entitled to receive any greater amount pursuant to such subsections than the transferor Bank would have been entitled to receive in respect of the amount of the participation transferred by such transferor Bank to such Participant had no such transfer occurred. No Participant shall be entitled to consent to any amendment, supplement, modification or waiver of or to this Agreement or any Note, unless the same is subject to clause (a) of the proviso to subsection 8.1.

          (c) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time assign to one or more banks or other entities ("CAF LOAN ASSIGNEES") any CAF Loan owing to such Bank and any Individual CAF Loan Note held by such Bank evidencing such CAF Loan, pursuant to a CAF Loan Assignment executed by the assignor Bank and the CAF Loan Assignee. Upon such execution, from and after the date of such CAF Loan Assignment, the CAF Loan Assignee shall, to the extent of the assignment provided for in such CAF Loan Assignment, be deemed to have the same rights and benefits of payment and enforcement with respect to such CAF Loan and Individual CAF Loan Note and the same rights of offset pursuant to subsection 6.1 and under applicable law and obligation to share pursuant to subsection 8.7 as it would have had if it were a Bank hereunder; PROVIDED that unless such CAF Loan Assignment shall otherwise specify and a copy of such CAF Loan Assignment shall have been delivered to the Agent for its acceptance and recording in the Register in accordance with subsection 8.6(f), the assignor thereunder shall act as collection agent for the CAF Loan Assignee thereunder, and the Agent shall pay all amounts received from the Company which are allocable to the assigned CAF Loan or Individual CAF Loan Note directly to such assignor without any further liability to such CAF Loan Assignee. A CAF Loan Assignee under a CAF Loan Assignment shall not, by virtue of such CAF Loan Assignment, become a party to this Agreement or have any rights to consent to or refrain from consenting to any amendment, waiver or other modification of any provision of this Agreement or any related document; PROVIDED that if a copy of such CAF Loan Assignment shall have been delivered to the Agent for its acceptance and recording in the Register in accordance with subsection 8.6(f), neither the principal amount of, the interest rate on, nor the maturity date of any CAF Loan or Individual CAF Loan Note assigned to the CAF Loan Assignee thereunder will be modified without the written consent of such CAF Loan Assignee. If a CAF Loan Assignee has caused a CAF Loan Assignment to be recorded in the Register in accordance with subsection 8.6(f), such CAF Loan Assignee may thereafter, in the ordinary course of its business and in accordance with applicable law, assign such Individual CAF Loan Note to any Bank, to any affiliate or subsidiary of such CAF Loan Assignee or to any other financial institution that has total assets in excess of $1,000,000,000 and that in the ordinary course of its business extends credit of the type evidenced by such Individual CAF Loan Note, and the foregoing provisions of this subsection 8.6(c) shall apply, MUTATIS MUTANDIS, to any such assignment by a CAF Loan Assignee. Except in accordance with the preceding sentence, CAF Loans and Individual CAF Loan Notes may not be further assigned by a CAF Loan Assignee, subject to any legal or regulatory requirement that the CAF Loan Assignee's assets must remain under its control.

          (d) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to any Bank or any affiliate thereof, and, with the consent of the Company and the Agent (which in each case shall not be unreasonably withheld) to one or more additional banks or financial institutions ("PURCHASING BANKS") all or any part of its rights and obligations under this Agreement and the Notes pursuant to a Commitment Transfer Supplement, executed by such Purchasing Bank, such transferor Bank and the Agent (and, in the case of a Purchasing Bank that is not then a Bank or an affiliate thereof, by the Company); PROVIDED, HOWEVER, that (i) the Commitments purchased by such Purchasing Bank that is not then a Bank shall be equal to or greater than $10,000,000 and
(ii) the transferor Bank which has transferred part of its Loans and Commitments to any such Purchasing Bank shall retain a minimum Commitment, after giving effect to such sale, equal to or greater than $10,000,000. Upon (i) such execution of such Commitment Transfer Supplement, (ii) delivery of an executed copy thereof to the Company and (iii) payment by such Purchasing Bank, such Purchasing Bank shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement, to the same extent as if it were an original party hereto with the Commitment Percentage of the Commitments set forth in such Commitment Transfer Supplement. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such transferor Bank under this Agreement and the Notes. Upon the consummation of any transfer to a Purchasing Bank, pursuant to this subsection 8.6(d), the transferor Bank, the Agent and the Company shall make appropriate arrangements so that, if required, replacement Notes are issued to such transferor Bank and new Notes or, as appropriate, replacement Notes, are issued to such Purchasing Bank, in each case in principal amounts reflecting their Commitment Percentages or, as appropriate, their outstanding Loans as adjusted pursuant to such Commitment Transfer Supplement.

          (e) The Agent shall maintain at its address referred to in subsection 8.2 a copy of each CAF Loan Assignment and each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of (i) the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time, and
(ii) with respect to each CAF Loan Assignment delivered to the Agent, the name and address of the CAF Loan Assignee and the principal amount of each CAF Loan owing to such CAF Loan Assignee. The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Agent and the Banks may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Bank or CAF Loan Assignee at any reasonable time and from time to time upon reasonable prior notice.

          (f) Upon its receipt of a CAF Loan Assignment executed by an assignor Bank and a CAF Loan Assignee, together with payment to the Agent of a registration and processing fee of $1,000, the Agent shall promptly accept such CAF Loan Assignment, record the information contained therein in the Register and give notice of such acceptance and recordation to the assignor Bank, the CAF Loan Assignee and the Company. Upon its receipt of a Commitment Transfer Supplement executed by a transferor Bank and a Purchasing Bank (and, in the case of a Purchasing Bank that is not then a Bank or an affiliate thereof, by the Company and the Agent) together with payment to the Agent of a registration and processing fee of $2,500, the Agent shall (i) promptly accept such Commitment Transfer Supplement (ii) on the Transfer Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Banks and the Company.

          (g) Subject to subsection 5.5(g), the Company authorizes each Bank to disclose to any Participant, CAF Loan Assignee or Purchasing Bank (each, a "TRANSFEREE") and any prospective Transferee any and all financial information in such Bank's possession concerning the Company which has been delivered to such Bank by the Company pursuant to this Agreement or which has been delivered to such Bank by the Company in connection with such Bank's credit evaluation of the Company prior to entering into this Agreement.

          (h) If, pursuant to this subsection 8.6, any interest in this Agreement or any Note is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Bank shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Bank (for the benefit of the transferor Bank, the Agent and the Company) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Company or the transferor Bank with respect to any payments to be made to such Transferee in respect of the Loans, (ii) to furnish to the transferor Bank (and, in the case of any Purchasing Bank and any CAF Loan Assignee registered in the Register, the Agent and the Company) either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the transferor Bank, to provide the transferor Bank (and, in the case of any Purchasing Bank and any CAF Loan Assignee registered in the Register, the Agent and the Company) a new form 4224 or Form 1001 upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

          (i) Nothing herein shall prohibit any Bank or any Affiliate thereof from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law.

          8.7 ADJUSTMENTS; SET-OFF. If any Bank (a "BENEFITTED BANK") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by offset, pursuant to events or proceedings of the nature referred to in subsection 6.1(f), or otherwise) in a greater proportion than any such payment to and collateral received by any other Bank, if any, in respect of such other Bank's Loans, or interest thereon, such Benefitted Bank shall purchase for cash from the other Banks such portion of each such other Bank's Loans, or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the Banks; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Company agrees that each Bank so purchasing a portion of another Bank's Loan may exercise all rights of a payment (including, without limitation, rights of offset) with respect to such portion as fully as if such Bank were the direct holder of such portion.

          8.8 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Agent.

          8.9  GOVERNING LAW.  THIS AGREEMENT AND THE NOTES AND
THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT
AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED
IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          8.10 WAIVERS OF JURY TRIAL. THE COMPANY, THE AGENT, THE CAF LOAN AGENT AND THE BANKS EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          8.11 SUBMISSION TO JURISDICTION; WAIVERS. The Company hereby irrevocably and unconditionally:

          (i) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof; and

         (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same.

                                                                 66
           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                         COLUMBIA HEALTHCARE CORPORATION


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         CHEMICAL BANK, as Agent, as CAF
                         Loan Agent and as a Bank


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         BANK OF AMERICA NATIONAL TRUST & SAVINGS
                         ASSOCIATION, as a Co-Agent and as a Bank


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         THE BANK OF NOVA SCOTIA, as a Co-Agent
                         and as a Bank


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         THE CHASE MANHATTAN BANK, N.A., as a Co-
                         Agent and as a Bank


                         By:
                            -------------------------------------
                            Name:
                            Title:

                         CITIBANK, N.A., as a Co-Agent and as a
                         Bank


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         DEUTSCHE BANK AG, NEW YORK AND/OR CAYMAN
                         ISLANDS BRANCHES, as a Co-Agent and as a Bank


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         THE FIRST NATIONAL BANK OF CHICAGO, as a
                         Co-Agent and as a Bank


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                         NEW YORK BRANCH, as a Co-Agent and as a
                         Bank


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         MORGAN GUARANTY TRUST COMPANY OF NEW
                         YORK, as a Co-Agent and as a Bank


                         By:
                            -------------------------------------
                            Name:
                            Title:

                         NATIONSBANK OF NORTH CAROLINA, N.A., as
                         a Co-Agent and as a Bank


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         PNC BANK, KENTUCKY, INC., as a Co-Agent
                         and as a Bank


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         TORONTO DOMINION (TEXAS), INC., as a Co-
                         Agent and as a Bank


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         WACHOVIA BANK OF GEORGIA, N.A., as a Co-
                         Agent and as a Bank


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         CREDIT LYONNAIS CAYMAN ISLAND BRANCH


                         By:
                            -------------------------------------
                            Name:
                            Title:

                         FIRST INTERSTATE BANK OF CALIFORNIA


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         THE FUJI BANK, LIMITED, HOUSTON AGENCY


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         SHAWMUT BANK-CONNECTICUT, N.A.


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         NATIONAL CITY BANK


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         THIRD NATIONAL BANK IN NASHVILLE


                         By:
                            -------------------------------------
                            Name:
                            Title:

                         THE SANWA BANK, LIMITED, ATLANTA AGENCY


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         J.P. MORGAN DELAWARE


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         THE SAKURA BANK, LTD. NEW YORK BRANCH


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         ABN AMRO BANK N.V.


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         FIRST UNION NATIONAL BANK OF NORTH
                         CAROLINA


                         By:
                            -------------------------------------
                            Name:
                            Title:

                         THE LONG-TERM CREDIT BANK OF JAPAN


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         MELLON BANK, N.A.


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         THE MITSUBISHI BANK, LTD.


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         COOPERATIEVE CENTRALE RAIFFEISEN-
                         BOERENLEENBANK B.A., "RABOBANK
                         NEDERLAND", NEW YORK BRANCH


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         ROYAL BANK OF CANADA


                         By:
                            -------------------------------------
                            Name:
                            Title:

                         THE SUMITOMO BANK, LIMITED, NEW YORK
                         BRANCH


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         SWISS BANK CORPORATION


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         THE TOKAI BANK, LIMITED, NEW YORK BRANCH


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         NBD BANK, N.A.


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         THE BANK OF TOKYO TRUST COMPANY


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         THE MITSUBISHI TRUST AND BANKING
                         CORPORATION


                         By:
                            -------------------------------------
                            Name:
                            Title:

                         AMSOUTH BANK N.A.


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         ARAB BANK PLC, GRAND CAYMAN BRANCH


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         BANK ONE, TEXAS, NA


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         BARNETT BANK OF TAMPA


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         THE BOATMEN'S NATIONAL BANK OF ST. LOUIS


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         THE DAIWA BANK, LTD.


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         FIRST AMERICAN NATIONAL BANK


                         By:
                            -------------------------------------
                            Name:
                            Title:

                         LIBERTY NATIONAL BANK AND TRUST COMPANY
                         OF LOUISVILLE


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         THE NORTHERN TRUST COMPANY


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         UNITED STATES NATIONAL BANK OF OREGON


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         BANK OF LOUISVILLE & TRUST CO.


                         By:
                            -------------------------------------
                            Name:
                            Title:

                                                       SCHEDULE I


               COMMITMENT AMOUNTS AND PERCENTAGES;
              LENDING OFFICES; ADDRESSES FOR NOTICE


A.  COMMITMENT AMOUNTS AND PERCENTAGES.


                                        COMMITMENT               COMMITMENT
NAME OF BANK                            AMOUNT                   PERCENTAGE
- ------------                            ----------               ----------
CHEMICAL BANK                           $43,333,333.33              4.33%

BANK OF AMERICA NATIONAL
TRUST & SAVINGS ASSOCIATION             $40,000,000.00              4.00%

THE BANK OF NOVA SCOTIA                 $40,000,000.00              4.00%

THE CHASE MANHATTAN BANK, N.A.          $40,000,000.00              4.00%

CITIBANK, N.A.                          $40,000,000.00              4.00%

DEUTSCHE BANK AG, NEW YORK
AND/OR CAYMAN ISLANDS BRANCHES          $40,000,000.00              4.00%

THE FIRST NATIONAL BANK OF CHICAGO      $40,000,000.00              4.00%

THE INDUSTRIAL BANK OF JAPAN,
LIMITED, NEW YORK BRANCH                $40,000,000.00              4.00%

MORGAN GUARANTY TRUST COMPANY
OF NEW YORK                             $20,000,000.00              2.00%

NATIONSBANK OF NORTH CAROLINA, N.A.     $40,000,000.00              4.00%

PNC BANK, KENTUCKY, INC.                $40,000,000.00              4.00%

TORONTO DOMINION (TEXAS), INC.          $40,000,000.00              4.00%

WACHOVIA BANK OF GEORGIA, N.A.          $40,000,000.00              4.00%

CREDIT LYONNAIS CAYMAN
ISLAND BRANCH                           $25,000,000.00              2.50%

FIRST INTERSTATE BANK
OF CALIFORNIA                           $25,000,000.00              2.50%

THE FUJI BANK, LIMITED,
HOUSTON AGENCY                          $25,000,000.00              2.50%

SHAWMUT BANK-CONNECTICUT, N.A.          $25,000,000.00              2.50%

NATIONAL CITY BANK                      $25,000,000.00              2.50%

THIRD NATIONAL BANK
IN NASHVILLE                            $25,000,000.00              2.50%

THE SANWA BANK, LIMITED,
ATLANTA AGENCY                          $23,333,333.33              2.33%

J.P. MORGAN DELAWARE                    $20,000,000.00              2.00%

THE SAKURA BANK, LTD.
NEW YORK BRANCH                         $20,000,000.00              2.00%


                                                                           2

ABN AMRO BANK N.V.                      $16,666,666.67              1.67%

FIRST UNION NATIONAL BANK
OF NORTH CAROLINA                       $16,666,666.67              1.67%

THE LONG-TERM CREDIT
BANK OF JAPAN                           $16,666,666.67              1.67%

MELLON BANK, N.A.                       $16,666,666.67              1.67%

THE MITSUBISHI BANK, LTD.               $16,666,666.67              1.67%

COOPERATIEVE CENTRALE
RAIFFEISEN-BOERENLEENBANK B.A.,
"RABOBANK NEDERLAND",
NEW YORK BRANCH                         $16,666,666.67              1.67%

ROYAL BANK OF CANADA                    $16,666,666.67              1.67%

THE SUMITOMO BANK, LIMITED,
NEW YORK BRANCH                         $16,666,666.67              1.67%

SWISS BANK CORPORATION                  $16,666,666.67              1.67%

THE TOKAI BANK, LIMITED,
NEW YORK BRANCH                         $16,666,666.67              1.67%

NBD BANK, N.A.                          $10,000,000.00              1.00%

THE BANK OF TOKYO
TRUST COMPANY                           $10,000,000.00              1.00%

THE MITSUBISHI TRUST
AND BANKING CORPORATION                 $10,000,000.00              1.00%

AMSOUTH BANK N.A.                       $ 8,333,333.33              0.83%

ARAB BANK PLC, GRAND
CAYMAN BRANCH                           $ 8,333,333.33              0.83%

BANK ONE, TEXAS, NA                     $ 8,333,333.33              0.83%

BARNETT BANK OF TAMPA                   $ 8,333,333.33              0.83%

THE BOATMEN'S NATIONAL BANK
OF ST. LOUIS                            $ 8,333,333.33              0.83%

THE DAIWA BANK, LTD.                    $ 8,333,333.33              0.83%

FIRST AMERICAN NATIONAL BANK            $ 8,333,333.33              0.83%

LIBERTY NATIONAL BANK AND TRUST
COMPANY OF LOUISVILLE                   $ 8,333,333.33              0.83%

THE NORTHERN TRUST COMPANY              $ 8,333,333.33              0.83%

UNITED STATES NATIONAL
BANK OF OREGON                          $ 8,333,333.33              0.83%

BANK OF LOUISVILLE & TRUST CO.          $ 3,333,333.33              0.33%
                                        --------------            -------

     TOTAL                              $1,000,000,000            100.00%
                                        --------------            -------
                                        --------------            -------

B.  LENDING OFFICES; ADDRESSES FOR NOTICE.


     CHEMICAL BANK

     Domestic Lending Office:      Chemical Bank
                                   270 Park Avenue
                                   New York, NY  10017

     Eurodollar Lending Office:    Chemical Bank
                                   270 Park Avenue
                                   New York, NY  10017

     Address for Notices:          See subsection 8.2 of the
                                   Credit Agreement


     ABN AMRO BANK N.V.

     Domestic Lending Office:      ABN AMRO Bank N.V. -
                                     Pittsburgh Branch
                                   One PPG Place, Suite 2950
                                   Pittsburgh, PA  15222-5400

     Eurodollar Lending Office:    ABN AMRO Bank N.V. -
                                     Pittsburgh Branch
                                   One PPG Place, Suite 2950
                                   Pittsburgh, PA  15222-5400

     Address for Notices:          ABN AMRO Bank N.V. -
                                     Pittsburgh Branch
                                   One PPG Place, Suite 2950
                                   Pittsburgh, PA  15222-5400
                                   Attention:  Dennis F. Lennon
                                   Telecopy:  (412) 566-2266
                                   Confirmation:  (412) 566-2256

     AMSOUTH BANK N.A.

     Domestic Lending Office:      AmSouth Bank N.A.
                                   1900 5th Ave. North
                                   Birmingham, AL  35203

     Eurodollar Lending Office:    AmSouth Bank N.A.
                                   1900 5th Ave. North
                                   Birmingham, AL  35203

     Address for Notices:          AmSouth Bank N.A.
                                   1900 5th Ave. North
                                   Birmingham, AL  35203
                                   Attention:  William Page
                                     Barnes
                                   Telecopy:  (205) 326-4075
                                   Confirmation:  (205) 326-4081


     ARAB BANK PLC, GRAND CAYMAN BRANCH

     Domestic Lending Office:      Arab Bank Plc, Grand Cayman
                                     Branch
                                   520 Madison Avenue
                                   New York, NY  10022
     Eurodollar Lending Office:    Arab Bank Plc, Grand Cayman
                                     Branch
                                   520 Madison Avenue
                                   New York, NY  10022
     Address for Notices:          Arab Bank Plc, Grand Cayman
                                     Branch
                                   520 Madison Avenue
                                   New York, NY  10022
                                   Attention:  Peter Boyadjian
                                   Telecopy:  (212) 593-4652
                                   Confirmation:  (212) 715-9714

     BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION

     Domestic Lending Office:      Bank of America National Trust
                                     & Savings Association
                                   555 S. Flower Street #5618
                                   Los Angeles, CA  90071

     Eurodollar Lending Office:    Bank of America National Trust
                                     & Savings Association
                                   1850 Gateway Blvd., 4th Floor
                                   Concord, CA  94520

     Address for Notices:          Bank of America National Trust
                                     & Savings Association
                                   555 S. Flower Street #5618
                                   Los Angeles, CA  90071
                                   Attention:  Katherine McNallen
                                   Telecopy:  (213) 228-2958
                                   Confirmation:  (213) 228-2756


     BANK OF LOUISVILLE & TRUST CO.

     Domestic Lending Office:      Bank of Louisville & Trust Co.

     Eurodollar Lending Office:    Bank of Louisville & Trust Co.

     Address for Notices:          Bank of Louisville & Trust Co.
                                   Attention:
                                   Telecopy:
                                   Confirmation:


     THE BANK OF NOVA SCOTIA

     Domestic Lending Office:      The Bank of Nova Scotia
                                   55 Park Place
                                   Suite 650
                                   Atlanta, GA  30808

     Eurodollar Lending Office:    The Bank of Nova Scotia
                                   55 Park Place
                                   Suite 650
                                   Atlanta, GA  30808

     Address for Notices:          The Bank of Nova Scotia
                                   Atlanta Agency
                                   600 Peachtree Street
                                   Suite 2700
                                   Atlanta, GA  30308
                                   Attention:  Joe Legista
                                   Telecopy:  (404) 888-8998
                                   Confirmation:  (408) 877-1562

     THE BANK OF TOKYO TRUST COMPANY

     Domestic Lending Office:      The Bank of Tokyo Trust
                                     Company
                                   100 Broadway
                                   New York, NY  10005

     Eurodollar lending Office:    The Bank of Tokyo Trust
                                     Company
                                   100 Broadway
                                   New York, NY  10005

     Address for Notices:          The Bank of Tokyo Trust
                                     Company
                                   100 Broadway
                                   New York, NY  10005
                                   Attention:
                                   Telecopy:
                                   Confirmation:


     BANK ONE, TEXAS, NA

     Domestic Lending Office:      Bank One, Texas, NA
                                   500 Throckmorton
                                   Fort Worth, TX  76102

     Eurodollar Lending Office:    Bank One, Texas, NA
                                   500 Throckmorton
                                   Fort Worth, TX  76102

     Address for Notices:          Bank One, Texas, NA
                                   500 Throckmorton, 6th Floor
                                   Fort Worth, TX  76102
                                   Attention:  J. Michael Wilson
                                   Telecopy:  (817) 884-5697
                                   Confirmation:  (817) 884-4283


     BARNETT BANK OF TAMPA

     Domestic Lending Office:      Barnett Bank of Tampa
                                   50 North Laura Street
                                   Jacksonville, FL  32202

     Eurodollar Lending Office:    Barnett Bank of Tampa
                                   50 North Laura Street
                                   Jacksonville, FL  32202

     Address for Notices:          Barnett Bank
                                   101 E. Kennedy Blvd.
                                   P. O. Box 30014
                                   Tampa, FL  33630
                                   Attn:  W. Thomas Bowry, Jr.

                                   Telecopy:  (813) 225-8752
                                   Confirmation:  (813) 225-8140


     THE BOATMEN'S NATIONAL BANK OF ST. LOUIS

     Domestic Lending Office:      The Boatmen's National Bank
                                     of St. Louis
                                   One Boatmen's Plaza
                                   800 Market Street
                                   St. Louis, MO  63166

     Eurodollar Lending Office:    The Boatmen's National Bank
                                      of St. Louis
                                   One Boatmen's Plaza
                                   800 Market Street
                                   St. Louis, MO  63166

     Address for Notices:          The Boatmen's National Bank
                                      of St. Louis
                                   One Boatmen's Plaza
                                   800 Market Street
                                   P. O. Box 236
                                   St. Louis, MO  63166
                                   Attention:
                                   Telecopy:
                                   Confirmation:


     THE CHASE MANHATTAN BANK, N.A.

     Domestic Lending Office:      The Chase Manhattan Bank, N.A.
                                   One Chase Manhattan Plaza
                                   New York, NY  10081

     Eurodollar Lending Office:    The Chase Manhattan Bank, N.A.
                                   One Chase Manhattan Plaza
                                   New York, NY  10081

     Address for Notices:          The Chase Manhattan Bank, N.A.
                                   One Chase Manhattan Plaza
                                   5th Floor
                                   New York, NY  10081
                                   Attention:  Elliot Jones
                                   Telecopy:  (212) 552-1457
                                   Confirmation:  (212) 552-5302


     CITIBANK, N.A.

     Domestic Lending Office:      Citicorp North America, Inc.
                                   2001 Ross Ave., Suite 1400
                                   Dallas, TX  75201

     Eurodollar Lending Office:    Citicorp North America, Inc.
                                   2001 Ross Ave., Suite 1400
                                   Dallas, TX  75201

     Address for Notices:          Citicorp North America, Inc.
                                   2001 Ross Ave., Suite 1400
                                   Dallas, TX  75201
                                   Attention:  J. Lang Aston
                                   Telecopy:  (214) 953-3888
                                   Confirmation:  (214) 953-3833


     CREDIT LYONNAIS CAYMAN ISLAND BRANCH

     Domestic Lending Office:      Credit Lyonnais Cayman Island
                                     Branch
                                   227 W. Monroe Street
                                   Suite 3800
                                   Chicago, IL  60606

     Eurodollar Lending Office:    Credit Lyonnais Cayman Island
                                     Branch
                                   227 W. Monroe Street
                                   Suite 3800
                                   Chicago, IL  60606

     Address for Notices:          Credit Lyonnais Cayman Island
                                     Branch
                                   227 W. Monroe Street
                                   Suite 3800
                                   Chicago, IL  60606
                                   Attention:  Brian Jackson
                                   Telecopy:  (312) 641-0527
                                   Confirmation: (312) 220-7309

     THE DAIWA BANK, LTD.

     Domestic Lending Office:      The Daiwa Bank, Ltd.
                                   75 Rockefeller Plaza
                                   8th Floor
                                   New York, NY  10019

     Eurodollar Lending Office:    The Daiwa Bank, Ltd.
                                   75 Rockefeller Plaza
                                   8th Floor
                                   New York, NY  10019

     Address for Notices:          The Daiwa Bank, Ltd.
                                   75 Rockefeller Plaza
                                   8th Floor
                                   New York, NY  10019
                                   Attention:
                                   Telecopy:
                                   Confirmation:

     DEUTSCHE BANK AG, NEW YORK AND/OR CAYMAN ISLANDS BRANCHES

     Domestic Lending Office:      Deutsche Bank AG,
                                     New York Branch
                                   31 West 52nd Street
                                   New York, NY  10019

     Eurodollar Lending Office:    Deutsche Bank, AG,
                                   Cayman Islands Branch
                                   31 West 52nd Street
                                   New York, NY  10019

     Address for Notices:          Deutsche Bank AG,
                                     New York Branch
                                   31 West 52nd Street
                                   New York, NY  10019
                                   Attention:  Robert A. Maddux,
                                     Director
                                   Telecopy:  (212) 474-8212
                                   Confirmation:  (212) 474-8228


     FIRST AMERICAN NATIONAL BANK

     Domestic lending Office:      First American National Bank
                                   327 Union Street
                                   Nashville, TN  37237

     Eurodollar Lending Office:    First American National Bank
                                   327 Union Street
                                   Nashville, TN  37237

     Address for Notices:          First American National Bank
                                   First American Center
                                   Health Care Division - 2nd FL
                                   First Union Street
                                   Nashville, TN  37237-0203
                                   Attention:  Mark Mattson
                                   Telecopy:  (615) 748-2812
                                   Confirmation:  (615) 748-1479

     FIRST INTERSTATE BANK OF CALIFORNIA

     Domestic Lending Office:      First Interstate Bank of
                                     California
                                   707 Wilshire Blvd.
                                   Los Angeles, CA  90017

     Eurodollar Lending Office:    First Interstate Bank of
                                     California
                                   707 Wilshire Blvd.
                                   Los Angeles, CA  90017

     Address for Notices:          First Interstate Bank of
                                     California
                                   707 Wilshire Blvd.
                                   Los Angeles, CA  90017
                                   Attention:  Bruce P. McDonald
                                   Telecopy:  (213) 614-2569
                                   Confirmation:  (213) 614-4879


     THE FIRST NATIONAL BANK OF CHICAGO

     Domestic Lending Office:      First National Bank of Chicago
                                   One First National Plaza
                                   Chicago, IL  60670

     Eurodollar Lending Office:    First National Bank of Chicago
                                   One First National Plaza
                                   Chicago, IL  60670

     Address for Notices:          First National Bank of Chicago
                                   One First National Plaza
                                   Mail Suite 0091
                                   Chicago, IL  60670
                                   Attn:  L. Richard Schiller
                                   Telecopy:  (312) 732-2016
                                   Confirmation:  (312) 732-5932

     FIRST UNION NATIONAL BANK OF NORTH CAROLINA

     Domestic Lending Office:      First Union National
                                     Bank of North Carolina
                                   301 S. College Street
                                   Charlotte, NC  28202

     Eurodollar Lending Office:    First Union National
                                     Bank of North Carolina
                                   301 S. College Street
                                   Charlotte, NC  28202

     Address for Notices:          First Union National
                                     Bank of North Carolina
                                   One FUNB Plaza - 19th FL
                                   Charlotte, NC  28288-0735
                                   Attention:  John Ronson
                                   Telecopy:  (704) 374-4092
                                   Confirmation:  (704) 383-5212

     THE FUJI BANK, LIMITED, HOUSTON AGENCY

     Domestic Lending Office:      The Fuji Bank, Limited,
                                     Houston Agency
                                   909 Fannin, Suite 2800
                                   Houston, TX  77010

     Eurodollar Lending Office:    The Fuji Bank, Limited,
                                     Houston Agency
                                   909 Fannin
                                   2 Houston Center, Suite 2800
                                   Houston, TX  77010

     Address for Notices:          The Fuji Bank, Limited,
                                     Houston Agency
                                   909 Fannin, Suite 2800
                                   Houston, TX  77010
                                   Attention:  Glenn Mealey
                                   Telecopy:  (713) 759-0048
                                   Confirmation:  (713) 759-1800

     THE INDUSTRIAL BANK OF JAPAN, LIMITED, NEW YORK BRANCH

     Domestic Lending Office:      The Industrial Bank of Japan
                                     Trust Company
                                   245 Park Avenue
                                   New York, NY  10167

     Eurodollar Lending Office:    The Industrial Bank of Japan
                                     Trust Company
                                   245 Park Avenue
                                   New York, NY  10167

     Address for Notices:          The Industrial Bank of Japan,
                                     Limited
                                   New York Branch
                                   245 Park Avenue, 23rd FL
                                   New York, NY  10167
                                   Attention:  Tomoya Aoki
                                   Telecopy:  (212) 856-9450
                                   Confirmation:  (212) 309-6595


     J.P. MORGAN DELAWARE

     Domestic Lending Office:      J.P. Morgan Delaware
                                   500 Stanton-Christiana Road
                                   Newark, DE  19713-2007

     Eurodollar Lending Office:    J.P. Morgan Delaware
                                   500 Stanton-Christiana Road
                                   Newark, DE  19713-2007

     Address for Notices:          J.P. Morgan Delaware
                                   902 Market Street
                                   Wilmington, DE  19801-3015
                                   Attention:  David J. Morris
                                   Telecopy:  (302) 651-3788
                                   Confirmation:  (302) 654-5336

     LIBERTY NATIONAL BANK AND TRUST COMPANY OF LOUISVILLE

     Domestic Lending Office:      Liberty National Bank and
                                     Trust Company of Louisville
                                   416 West Jefferson Street
                                   Louisville, KY  40202

     Eurodollar Lending Office:    Liberty National Bank and
                                     Trust Company of Louisville
                                   416 West Jefferson Street
                                   Louisville, KY  40202

     Address for Notices:          Liberty National Bank and
                                     Trust Company of Louisville
                                   416 West Jefferson Street
                                   Louisville, KY  40202
                                   Attention: Earl A. Dorsey, Jr.
                                   Telecopy:  (502) 566-2367
                                   Confirmation:  (502) 566-2458


     THE LONG-TERM CREDIT BANK OF JAPAN

     Domestic Lending Office:      The Long-Term Credit Bank of
                                     Japan
                                   165 Broadway, 49th Floor
                                   New York, NY  10006

     Eurodollar Lending Office:    The Long-Term Credit Bank of
                                     Japan
                                   165 Broadway, 49th Floor
                                   New York, NY  10006

     Address for Notices:          The Long-Term Credit Bank of
                                     Japan
                                   New York Branch
                                   165 Broadway, 49th Floor
                                   New York, NY  10006
                                   Attention:  Theodore Koerner
                                   Telecopy:  (212) 608-2371
                                   Confirmation:  (212) 335-4566

     MELLON BANK, N.A.

     Domestic Lending Office:      Mellon Bank, N.A.
                                   2 Mellon Bank Center, Room 2
                                   Pittsburgh, PA  15259

     Eurodollar Lending Office:    Mellon Bank, N.A.
                                   2 Mellon Bank Center, Room 2
                                   Pittsburgh, PA  15259

     Address for Notices:          Mellon Bank, N.A.
                                   2 Mellon Bank Center, Room 270
                                   Pittsburgh, PA  15259
                                   Attention:  Marsha Wicker
                                   Telecopy:  (412) 234-9010
                                   Confirmation:  (412) 234-3594


     THE MITSUBISHI BANK, LTD.

     Domestic Lending Office:      The Mitsubishi Bank, Ltd.
                                   2 World Financial Center
                                   225 Liberty Street, 39th Floor
                                   New York, NY  10281

     Eurodollar Lending Office:    The Mitsubishi Bank, Ltd.
                                   2 World Financial Center
                                   225 Liberty Street, 39th Floor
                                   New York, NY  10281

     Address for Notices:          The Mitsubishi Bank, Ltd.
                                   225 Liberty Street
                                   2 World Financial Center
                                   225 Liberty Street, 39th Floor
                                   New York, NY  10281-1059
                                   Attention:  Hiroaki Fuchida
                                   Telecopy:  (212) 667-3562
                                   Confirmation:  (212) 667-2884

     THE MITSUBISHI TRUST AND BANKING CORPORATION

     Domestic Lending Office:      The Mitsubishi Trust and
                                     Banking Corporation
                                   520 Madison Avenue, 25th Floor
                                   New York, NY  10022

     Eurodollar Lending Office:    The Mitsubishi Trust and
                                     Banking Corporation
                                   520 Madison Avenue, 25th Floor
                                   New York, NY  10022

     Address for Notices:          The Mitsubishi Trust and
                                     Banking Corporation
                                   520 Madison Avenue, 25th Floor
                                   New York, NY  10022
                                   Attn:  Randolph E. J. Medrano
                                   Telecopy:  (212) 755-2349
                                   Confirmation:  (212) 891-8212


     MORGAN GUARANTY TRUST COMPANY OF NEW YORK

     Domestic Lending Office:      Morgan Guaranty Trust Company
                                     of New York
                                   60 Wall Street
                                   New York, NY  10260-0060

     Eurodollar Lending Office:    Morgan Guaranty Trust Company
                                     of New York
                                   Nassau, Bahamas Office
                                   c/o J.P. Morgan Services Inc.
                                   Euro-Loan Servicing Unit
                                   Morgan Christiana Center
                                   500 Stanton Christiana Road
                                   Newark, DE  19713

     Address for Notices:          Morgan Guaranty Trust Company
                                     of New York
                                   60 Wall Street
                                   New York, NY  10260-0060
                                   Attention:  Laura E. Reim
                                   Telecopy:  (212) 648-5336
                                   Confirmation:  (212) 648-6793

     NATIONAL CITY BANK

     Domestic Lending Office:      National City Bank
                                   101 South Fifth Street
                                   Louisville, KY  40202

     Eurodollar Lending Office:    National City Bank
                                   101 South Fifth Street
                                   Louisville, KY  40202


     Address for Notices:          National City Bank
                                   P. O. Box 36000
                                   Louisville, KY  40233
                                   Attention:  Charles Denny
                                   Telecopy:  (502) 581-4424
                                   Confirmation:  (502) 581-4212


     NATIONSBANK OF NORTH CAROLINA, N.A.

     Domestic Lending Office:      NationsBank of North
                                     Carolina N.A.
                                   1 NationsBank Plaza
                                   Charlotte, NC  28255

     Eurodollar Lending Office:    NationsBank of North
                                     Carolina N.A.
                                   1 NationsBank Plaza
                                   Charlotte, NC  28255

     Address for Notices:          NationsBank of North
                                     Carolina N.A.
                                   Corporate Bank
                                   1 NationsBank Plaza - 5th FL
                                   Nashville, TN  37239-1694
                                   Attention:  Ashley Crabtree
                                   Telecopy:  (615) 749-4640
                                   Confirmation:  (615) 749-3524

     NBD BANK, N.A.

     Domestic Lending Office:      NBD Bank, N.A.
                                   611 Woodward Avenue
                                   Detroit, MI  48226

     Eurodollar Lending Office:    NBD Bank, N.A.
                                   611 Woodward Avenue
                                   Detroit, MI  48226

     Address for Notices:          NBD Bank, N.A.
                                   611 Woodward Avenue
                                   Detroit, MI  48226
                                   Attention:  Steven P. Clemens
                                   Telecopy:  (313) 225-1671
                                   Confirmation:  (313) 225-1314


     THE NORTHERN TRUST COMPANY

     Domestic Lending Office:      The Northern Trust Company
                                   50 South La Salle Street
                                   Chicago, IL  60657

     Eurodollar Lending Office:    The Northern Trust Company
                                   50 South La Salle Street
                                   Chicago, IL  60657

     Address for Notices:          The Northern Trust Company
                                   50 South La Salle Street
                                   Chicago, IL  60657
                                   Attention:  Robert Jones
                                   Telecopy:  (312) 444-3508
                                   Confirmation:  (312) 444-4575


     PNC BANK, KENTUCKY, INC.

     Domestic Lending Office:      PNC Bank, Kentucky, Inc.
                                   Citizens Plaza
                                   Louisville, KY  40296

     Eurodollar Lending Office:    PNC Bank, Kentucky, Inc.
                                   Citizens Plaza
                                   Louisville, KY  40296

     Address for Notices:          PNC Bank, Kentucky, Inc.
                                   500 West Jefferson Street
                                   Louisville, KY  40202
                                   Attention:  Jefferson Green
                                   Telecopy:  (502) 581-3355
                                   Confirmation:  (502) 581-3248

     COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,
     "RABOBANK NEDERLAND", NEW YORK BRANCH

     Domestic Lending Office:      Rabobank Nederland
                                   245 Park Avenue
                                   New York, NY  10022

     Eurodollar Lending Office:    Rabobank Nederland
                                   245 Park Avenue
                                   New York, NY  10022

     Address for Notices:          Rabobank Nederland
                                   New York Branch
                                   245 Park Avenue
                                   New York, NY  10022
                                   Attention:  Paul Beiboer
                                   Telecopy:  (212) 916-7837
                                   Confirmation:  (212) 916-7883


     ROYAL BANK OF CANADA

     Domestic Lending Office:      Royal Bank of Canada
                                   Pierrepont Plaza
                                   300 Cadman Plaza West
                                   Brooklyn, NY  11201

     Eurodollar Lending Office:    Royal Bank of Canada
                                   Pierrepont Plaza
                                   300 Cadman Plaza West
                                   Brooklyn, NY  11201

     Address for Notices:          Royal Bank of Canada
                                   New York Operations Center
                                   Pierrepont Plaza
                                   300 Cadman Plaza West
                                   Brooklyn, NY  11201-2701
                                   Attention:  Linda Swanston
                                   Telecopy:  (718) 522-6292/6293
                                   Confirmation:  (212) 858-7176

     THE SAKURA BANK, LTD. NEW YORK BRANCH

     Domestic Lending Office:      The Sakura Bank, Ltd.
                                     New York Branch
                                   277 Park Avenue
                                   New York, NY  10172

     Eurodollar Lending Office:    The Sakura Bank, Ltd.
                                     New York Branch
                                   277 Park Avenue
                                   New York, NY  10172

     Address for Notices:          The Sakura Bank, Ltd.
                                     New York Branch
                                   277 Park Avenue
                                   New York, NY  10172
                                   Attention:  Yoshikazu Nagura
                                   Telecopy:  (212) 888-7651
                                   Confirmation:  (212) 756-6804


     THE SANWA BANK, LIMITED, ATLANTA AGENCY

     Domestic Lending Office:      The Sanwa Bank, Limited
                                   133 Peachtree Street
                                   Suite 4750
                                   Atlanta, GA  30303

     Eurodollar Lending Office:    The Sanwa Bank, Limited
                                   133 Peachtree Street
                                   Suite 4750
                                   Atlanta, GA  30303

     Address for Notice:           The Sanwa Bank, Limited
                                   133 Peachtree Street
                                   Suite 4750
                                   Atlanta, GA  30303
                                   Attention:  Kristie Hartrampf
                                   Telecopy:  (404) 589-1629
                                   Confirmation:  (404) 586-6893

     SHAWMUT BANK - CONNECTICUT, N.A.

     Domestic Lending Office:      Shawmut Bank -
                                     Connecticut, N.A.
                                   777 Main Street, MSN 397
                                   Hartford, CT  06115

     Eurodollar Lending Office:    Shawmut Bank -
                                     Connecticut, N.A.
                                   777 Main Street, MSN 397
                                   Hartford, CT  06115

     Address for Notice:           Shawmut Bank -
                                     Connecticut, N.A.
                                   777 Main Street, MSN 397
                                   Hartford, CT  06115
                                   Attention:  James Scully
                                   Telecopy:   (203) 986-5367
                                   Confirmation:  (203) 986-7005


     THE SUMITOMO BANK, LIMITED, NEW YORK BRANCH

     Domestic Lending Office:      The Sumitomo Bank, Limited,
                                     New York Branch
                                   One World Trade Center
                                   Suite 9651
                                   New York, NY  10048

     Eurodollar Lending Office:    The Sumitomo Bank, Limited,
                                     New York Branch
                                   One World Trade Center
                                   Suite 9651
                                   New York, NY  10048

     Address for Notices:          The Sumitomo Bank, Limited,
                                     New York Branch
                                   One World Trade Center
                                   Suite 9651
                                   New York, NY  10048
                                   Attention:  Jeff Toner
                                   Telecopy:  (212) 553-0118
                                   Confirmation:  (212) 553-1864

     SWISS BANK CORPORATION

     Domestic Lending Office:      Swiss Bank Corporation
                                   10 East 50th Street
                                   New York, NY  10022

     Eurodollar Lending Office:    Swiss Bank Corporation
                                   10 East 50th Street
                                   New York, NY  10022

     Address for Notices:          Swiss Bank Corporation
                                   101 California Street
                                   Suite 1700
                                   San Francisco, CA 94111
                                   Attention:  Colin T. Taylor
                                   Telecopy:  (414) 774-3345
                                   Confirmation:  (415) 989-7570


     THIRD NATIONAL BANK IN NASHVILLE

     Domestic Lending Office:      Third National Bank
                                     In Nashville
                                   201 Fourth Avenue North
                                   Nashville, TN  37244

     Eurodollar Lending Office:    Third National Bank
                                     In Nashville
                                   201 Fourth Avenue North
                                   Nashville, TN  37244

     Address for Notices:          Third National Bank
                                     In Nashville
                                   P.O. Box 305110
                                   Nashville, TN  37230-5110
                                   Attention:  Leigh Ann Gregory
                                   Telecopy:  (615) 748-4089
                                   Confirmation:  (615) 748-5461

     THE TOKAI BANK, LIMITED, NEW YORK BRANCH

     Domestic Lending Office:      The Tokai Bank, Ltd.
                                     New York Branch
                                   55 East 52nd Street
                                   New York, NY  10055

     Eurodollar Lending Office:    The Tokai Bank, Ltd.
                                     New York Branch
                                   55 East 52nd Street
                                   New York, NY  10055

     Address for Notices:          The Tokai Bank, Ltd.
                                     New York Branch
                                   55 East 52nd Street
                                   New York, NY  10055
                                   Attention:  Stuart Schulman
                                   Telecopy:  (212) 754-2170
                                   Confirmation:  (212) 339-1117


     TORONTO DOMINION (TEXAS), INC.

     Domestic Lending Office:      The Toronto-Dominion Bank,
                                     Houston Agency
                                   909 Fannin Street, Suite 1700
                                   Houston, TX  77010

     Eurodollar Lending Office:    The Toronto-Dominion Bank,
                                     Houston Agency
                                   909 Fannin Street, Suite 1700
                                   Houston, TX  77010

     Address for Notices:          The Toronto-Dominion Bank,
                                     USA Division
                                   31 West 52nd Street
                                   New York, NY  10019-6101
                                   Attention:  Beth Olmstead
                                   Telecopy:  (212) 262-1929
                                   Confirmation:  (212) 468-0754

     UNITED STATES NATIONAL BANK OF OREGON

     Domestic Lending Office:      United States National Bank
                                     of Oregon
                                   309 SW 6th Avenue, BB12
                                   Portland, OR  97204

     Eurodollar Lending Office:    United States National Bank
                                     of Oregon
                                   309 SW 6th Avenue, BB12
                                   Portland, OR  97204

     Address for Notices:          United States National Bank
                                     of Oregon
                                   309 SW 6th Avenue, BB12
                                   Portland, OR  97204
                                   Attention:  Chris Kerlin
                                   Telecopy:  (503) 275-5428
                                   Confirmation:  (503) 275-4940


     WACHOVIA BANK OF GEORGIA, N.A.

     Domestic Lending Office:      Wachovia Bank of Georgia, N.A.
                                   191 Peachtree Street, N.E.
                                   Atlanta, GA  30303

     Eurodollar Lending Office:    Wachovia Bank of Georgia, N.A.
                                   191 Peachtree Street, N.E.
                                   Atlanta, GA  30303

     Address for Notices:          Wachovia Bank of Georgia, N.A.
                                   191 Peachtree Street, N.E.
                                   28th Floor
                                   Atlanta, GA  30303
                                   Attention:  Solomon Elisha
                                   Telecopy:  (404) 332-6898
                                   Confirmation:  (404) 332-1092

                                                       SCHEDULE V

                       APPLICABLE MARGINS



- --------------------------------------------------------------------------------
                       REVOLVING CREDIT LOANS
- --------------------------------------------------------------------------------
                       ALTERNATE BASE RATE LOANS     EURODOLLAR LOANS
- --------------------------------------------------------------------------------
     Level I Period           .0000%                     .2500%
- --------------------------------------------------------------------------------
     Level II Period          .0000%                     .2250%
- --------------------------------------------------------------------------------
     Level III Period         .0000%                     .2500%
- --------------------------------------------------------------------------------
     Level IV Period          .0000%                     .3750%
- --------------------------------------------------------------------------------
     Level V Period           .0000%                     .5000%
- --------------------------------------------------------------------------------

                                                        EXHIBIT A



                 [FORM OF REVOLVING CREDIT NOTE]




$_____________                                 New York, New York
                                                February __, 1994


   FOR VALUE RECEIVED, the undersigned, COLUMBIA HEALTHCARE CORPORATION, a Delaware corporation (the "Company"), hereby unconditionally promises to pay to the order of _______________________________ (the "Bank") at the office of
Chemical Bank, located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, the principal amount of (a) _______________ DOLLARS ($__________), or, if less, (b)
the aggregate unpaid principal amount of all Revolving Credit Loans made by the Bank to the Company pursuant to subsection 2.1 of the Credit Agreement hereinafter referred to (the "Credit Agreement"). The principal amount of each Revolving Credit Loan evidenced hereby shall be payable on the Termination Date. The Company further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the applicable interest rate per annum determined as provided in, and payable as specified in, subsection 2.7 of the Credit Agreement.

   The holder of this Note is authorized to record the date, Type and amount of each Revolving Credit Loan made by the Bank pursuant to subsection 2.1 of the Credit Agreement, the date and amount of each repayment of principal hereof, the date of each interest rate conversion pursuant to subsection 2.6 of the Credit Agreement and the principal amount subject thereto, and in the case of Eurodollar Loans, the interest rate and maturity date with respect thereto on the schedules annexed hereto and made a part hereof or on any other record customarily maintained by such Bank with respect to this Note and any such recordation shall constitute PRIMA FACIE evidence of the accuracy of the information endorsed; PROVIDED, HOWEVER, that the failure to make any such endorsement shall not affect the obligations of the Company in respect of such Revolving Credit Loan.
   This Note is one of the Revolving Credit Notes referred to in the $_____________ Credit Agreement dated as of February __, 1994, among the Company, the Bank, the other banks and financial institutions from time to time parties thereto and Chemical Bank, as Agent and CAF Loan Agent, and is entitled to the benefits thereof.

   Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

   All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

   Terms defined in the Credit Agreement are used herein with their defined meanings unless otherwise defined herein. This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

                                                       COLUMBIA HEALTHCARE
                                                       CORPORATION

                                                       By______________________
                                                         Title:

                                                    Schedule 1 to
                                                    Note
                                                    -------------


                         ALTERNATE BASE RATE LOANS
                      LOANS AND PAYMENTS OF PRINCIPAL


                Amount                  Amount
                Converted   Amount      Converted
       Amount   to Alter-   of          to Euro-    Unpaid
       of       nate Base   Principal   dollar      Principal   Notation
Date   Loans    Rate Loans  Repaid      Loans       Balance     Made By
____   ______   __________  _________   _________   _________   _________
____   ______   __________  _________   _________   _________   _________

____   ______   __________  _________   _________   _________   _________

____   ______   __________  _________   _________   _________   _________

____   ______   __________  _________   _________   _________   _________

____   ______   __________  _________   _________   _________   _________

____   ______   __________  _________   _________   _________   _________

____   ______   __________  _________   _________   _________   _________

____   ______   __________  _________   _________   _________   _________

____   ______   __________  _________   _________   _________   _________

____   ______   __________  _________   _________   _________   _________

____   ______   __________  _________   _________   _________   _________

____   ______   __________  _________   _________   _________   _________

____   ______   __________  _________   _________   _________   _________

____   ______   __________  _________   _________   _________   _________

____   ______   __________  _________   _________   _________   _________

____   ______   __________  _________   _________   _________   _________


                                                                      2

____   ______   __________  _________   _________   _________   _________

____   ______   __________  _________   _________   _________   _________

____   ______   __________  _________   _________   _________   _________

____   ______   __________  _________   _________   _________   _________

                                                    Schedule 2 to
                                                    Note
                                                    -------------


                             EURODOLLAR LOANS
                      LOANS AND PAYMENTS OF PRINCIPAL


                Amount                  Amount
                Converted   Amount      Converted
       Amount   to Euro-    of          to Alter-   Unpaid
       of       dollar      Principal   nate Base   Principal   Notation
Date   Loans    Loans       Repaid      Rate Loans  Balance     Made By
____   ______   _________   _________   _________   _________   _________
____   ______   _________   _________   _________   _________   _________

____   ______   _________   _________   _________   _________   _________

____   ______   _________   _________   _________   _________   _________

____   ______   _________   _________   _________   _________   _________

____   ______   _________   _________   _________   _________   _________

____   ______   _________   _________   _________   _________   _________

____   ______   _________   _________   _________   _________   _________

____   ______   _________   _________   _________   _________   _________

____   ______   _________   _________   _________   _________   _________

____   ______   _________   _________   _________   _________   _________

____   ______   _________   _________   _________   _________   _________

____   ______   _________   _________   _________   _________   _________

____   ______   _________   _________   _________   _________   _________

____   ______   _________   _________   _________   _________   _________

____   ______   _________   _________   _________   _________   _________

____   ______   _________   _________   _________   _________   _________

                                                                      2

____   ______   _________   _________   _________   _________   _________

____   ______   _________   _________   _________   _________   _________

____   ______   _________   _________   _________   _________   _________

____   ______   _________   _________   _________   _________   _________

                                                        EXHIBIT B



                  [FORM OF GRID CAF LOAN NOTE]

                         PROMISSORY NOTE



$_____________                                 New York, New York
                                                February __, 1994


          FOR VALUE RECEIVED, the undersigned, COLUMBIA HEALTHCARE CORPORATION, a Delaware corporation (the "COMPANY"), hereby unconditionally promises to pay to the order of ______________________________ (the "BANK") at the office of
Chemical Bank, located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, the principal amount of (a) ____________________ DOLLARS ($_________), or, if less,
(b) the aggregate unpaid principal amount of all CAF Loans that are (i) made by the Bank to the Company pursuant to subsection 2.2 of the Credit Agreement hereinafter referred to (the "CREDIT AGREEMENT") and (ii) not evidenced by an Individual CAF Loan Note executed and delivered by the Company pursuant to subsection 2.2(g) of the Credit Agreement. The principal amount of each CAF Loan evidenced hereby shall be payable on the maturity date therefor set forth on the schedule annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof (the "GRID"). The Company further agrees to pay interest in like money at such office on the unpaid principal amount of each CAF Loan evidenced hereby, at the rate per annum set forth in respect of such CAF Loan on the Grid, calculated on the basis of a year of 360 days and actual days elapsed from the date of such CAF Loan until the due date thereof (whether at the stated maturity, by acceleration or otherwise) and thereafter at the rates determined in accordance with subsection 2.2(e) of the Credit Agreement. Interest on each CAF Loan evidenced hereby shall be payable on the date or dates set forth in respect of such CAF Loan on the Grid. CAF Loans evidenced by this Note may not be prepaid.

          The holder of this Note is authorized to endorse on the Grid the date, amount, interest rate, interest payment dates and maturity date in respect of each CAF Loan made pursuant to subsection 2.2 of the Credit Agreement, each payment of principal with respect thereto and any transfer of such CAF Loan from this Note to an Individual CAF Loan Note delivered to the Bank pursuant to subsection 2.2(g) of the Credit Agreement, which endorsement shall constitute PRIMA FACIE evidence of the accuracy of the information endorsed; PROVIDED, HOWEVER, that the failure to make any such endorsement shall not affect the obligations of the Company in respect of such CAF Loan.

          This Note is one of the Grid CAF Loan Notes referred to in the $___________ Credit Agreement dated as of February __, 1994, among the Company, the Bank, the other banks and financial institutions from time to time parties thereto and Chemical Bank, as Agent and CAF Loan Agent, and is entitled to the benefits thereof.

          Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

          All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

               Terms defined in the Credit Agreement are used herein with their defined meanings unless otherwise defined herein. This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

                                                       COLUMBIA HEALTHCARE
                                                       CORPORATION


                                                       By______________________
                                                         Title:

                             SCHEDULE OF CAF LOANS

                                                           Date of
                                                           Transfer
Date   Amount              Interest                        to Indi-
of     of       Interest   Payment    Maturity   Payment   vidual     Author-
Loan   Loan     Rate       Dates      Date       Date      Note       ization
- ----   ------   --------   --------   --------   -------   --------   -------
____   ______   ________   ________   ________   _______   ________   _______

____   ______   ________   ________   ________   _______   ________   _______

____   ______   ________   ________   ________   _______   ________   _______

____   ______   ________   ________   ________   _______   ________   _______

____   ______   ________   ________   ________   _______   ________   _______

____   ______   ________   ________   ________   _______   ________   _______

____   ______   ________   ________   ________   _______   ________   _______

____   ______   ________   ________   ________   _______   ________   _______

____   ______   ________   ________   ________   _______   ________   _______

____   ______   ________   ________   ________   _______   ________   _______

____   ______   ________   ________   ________   _______   ________   _______

____   ______   ________   ________   ________   _______   ________   _______

____   ______   ________   ________   ________   _______   ________   _______

____   ______   ________   ________   ________   _______   ________   _______

____   ______   ________   ________   ________   _______   ________   _______

____   ______   ________   ________   ________   _______   ________   _______

____   ______   ________   ________   ________   _______   ________   _______

____   ______   ________   ________   ________   _______   ________   _______

____   ______   ________   ________   ________   _______   ________   _______

                                                EXHIBIT C

               [FORM OF INDIVIDUAL CAF LOAN NOTE]

                  NON-NEGOTIABLE CAF LOAN NOTE


$_____________                                 New York, New York
                                               ____________, 19__


          FOR VALUE RECEIVED, the undersigned, COLUMBIA HEALTHCARE CORPORATION, a Delaware corporation (the "COMPANY"), hereby promises to pay on ___________, 19__ to the order of _______________________ (the "BANK") at the office of Chemical Bank, located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, the principal sum of ______________ DOLLARS ($__________). The Company further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time from the date hereof at the rate of ___% per annum (calculated on the basis of a year of 360 days and actual days elapsed) until the due date hereof (whether at the stated maturity, by acceleration, or otherwise) and thereafter at the rates determined in accordance with subsection 2.2(e) of the $____________ Credit Agreement, dated as of February __, 1994 (the "CREDIT AGREEMENT"), among the Company, the Bank, the other banks and financial institutions from time to time parties thereto and Chemical Bank, as Agent and CAF Loan Agent. Interest shall be payable on ____________________. This Note may not be prepaid.

          This Note is one of the Individual CAF Loan Notes referred to in, is subject to and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

          All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

          Terms defined in the Credit Agreement are used herein with their defined meanings unless otherwise defined herein. This Note shall be governed by and construed in accordance with the laws of the State of New York.

                                                       COLUMBIA HEALTHCARE
                                                       CORPORATION


                                                       By:______________________
                                                          Title:

                                                        EXHIBIT D

                   [FORM OF CAF LOAN REQUEST]


                                           ________________, 19__

Chemical Bank, as CAF Loan Agent
270 Park Avenue
New York, New York  10017

Dear Sirs:

          Reference is made to the $___________ Credit Agreement, dated as of February __, 1994, among the undersigned, the Banks named therein and Chemical Bank, as Agent and CAF Loan Agent (the "CREDIT AGREEMENT"). Terms defined in the Credit Agreement are used herein as therein defined.

          This is a [LIBOR Auction Advance Rate] [Fixed Rate Auction Advance] Request pursuant to subsection 2.2 of the Credit Agreement requesting quotes for the following CAF Loans:

Aggregate Principal Amount         $_______  $_______  $_______
CAF Loan Date                       _______   _______   _______
[Interest Period]*                  _______   _______   _______
Maturity Date**                     _______   _______   _______
Interest Payment Dates              _______   _______   _______

                                                  Very truly yours,

                                                  COLUMBIA HEALTHCARE
                                                  CORPORATION


                                                  By:_______________________
                                                     Title:

[Note: Pursuant to the Credit Agreement, a CAF Loan Request may be transmitted in writing, or by facsimile transmission, or by telephone, immediately confirmed by facsimile transmission. In any case, a CAF Loan Request shall contain the information specified in the second paragraph of this form.]


- -----------------------------
*/     Insert only in a LIBOR Auction Advance Request.

**/    In a LIBOR Auction Advance Request, insert last day of Interest Period.

                                                        EXHIBIT E


                    [FORM OF CAF LOAN OFFER]

                                           ________________, 19__


Chemical Bank, as CAF Loan Agent
270 Park Avenue
New York, New York  10017

Dear Sirs:

          Reference is made to the $__________ Credit Agreement, dated as of February __, 1994, among Columbia Healthcare Corporation, the Banks named therein and Chemical Bank, as Agent and CAF Loan Agent (as the same may be amended, supplemented or otherwise modified, the "CREDIT AGREEMENT"). Terms defined in the Credit Agreement are used herein as therein defined.

          In accordance with subsection 2.2 of the Credit Agreement, the undersigned Bank offers to make CAF Loans thereunder in the following amounts with the following maturity dates:

CAF Loan Date:  _____________, 19__

Aggregate Maximum Amount:  $_____________

MATURITY DATE 1 ___:     MATURITY DATE 2 ___:     MATURITY DATE 3 ___:
Maximum Amount $___      Maximum Amount $___      Maximum Amount $___
Rate *  Amount $___      Rate *  Amount $___      Rate *  Amount $___
Rate *  Amount $___      Rate *  Amount $___      Rate *  Amount $___


                                             Very truly yours,

                                             By:
                                                  -------------------------
                                                       Name:
                                                       Title:
                                                       Telephone No.:
                                                       Fax No.:


- -------------------------
*/ In the case of LIBOR Auction Advance Rate CAF Loans, insert margin bid. In the case of Fixed Rate Auction Advance CAF Loans, insert fixed rate bid.

                                                        EXHIBIT F


                 [FORM OF CAF LOAN CONFIRMATION]



                                          _________________, 19__


Chemical Bank, as CAF Loan Agent
270 Park Avenue
New York, New York  10017

Dear Sirs:

          Reference is made to the $_________ Credit Agreement, dated as of February __, 1994, among the undersigned, the Banks named therein and Chemical Bank, as Agent and CAF Loan Agent (as the same may be amended, supplemented or otherwise modified, the "CREDIT AGREEMENT"). Terms defined in the Credit Agreement are used herein as therein defined.

          In accordance with subsection 2.2 of the Credit Agreement, the undersigned accepts and confirms the offers by the CAF Loan Bank(s) to make CAF Loans to the undersigned on ____________, 19__ [CAF Loan Date] under said subsection 2.2 in the (respective) amount(s) set forth on the attached list of CAF Loans offered.


                                             Very truly yours,

                                             COLUMBIA HEALTHCARE
                                             CORPORATION


                                             By____________________________
                                               Title:


          [Company to attach CAF Loan offer list prepared by CAF Loan Agent with accepted amount entered by the Company to right of each CAF Loan Offer].

                                                        EXHIBIT G


            [FORM OF COMMITMENT TRANSFER SUPPLEMENT]



                 COMMITMENT TRANSFER SUPPLEMENT


          COMMITMENT TRANSFER SUPPLEMENT, dated as of the date set forth in Item 1 of Schedule I hereto, among the Transferor Bank set forth in Item 2 of
Schedule I hereto (the "TRANSFEROR BANK"), each Purchasing Bank set forth in
Item 3 of Schedule I hereto (each, a "PURCHASING BANK"), and CHEMICAL BANK, as agent for the Banks under the Credit Agreement described below (in such capacity, the "AGENT").


                      W I T N E S S E T H :
                      - - - - - - - - - -


          WHEREAS, this Commitment Transfer Supplement is being executed and delivered in accordance with subsection 8.6(d) of the $_______________ Credit Agreement, dated as of February __, 1994, among Columbia Healthcare Corporation, a Delaware corporation and the successor by merger to Columbia Hospital Corporation (the "COMPANY"), the Transferor Bank and the other Banks party thereto and the Agent (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the "CREDIT AGREEMENT"; terms defined therein being used herein as therein defined);

          WHEREAS, each Purchasing Bank (if it is not already a Bank party to the Credit Agreement) wishes to become a Bank party to the Credit Agreement; and

          WHEREAS, the Transferor Bank is selling and assigning to each Purchasing Bank, rights, obligations and commitments under the Credit Agreement;

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          1. Upon receipt by the Agent of five counterparts of this Commitment Transfer Supplement, to each of which is attached a fully completed Schedule I and Schedule II, and each of which has been executed by the Transferor Bank, each Purchasing Bank (and any other person required by the Credit Agreement to execute this Commitment Transfer Supplement), the Agent will transmit to the Company, the Transferor Bank and each Purchasing Bank a Transfer Effective Notice, substantially in the form of Schedule III to this Commitment Transfer Supplement (a "TRANSFER EFFECTIVE NOTICE"). Such Transfer Effective Notice shall set forth, INTER ALIA, the date on which the transfer effected by this Commitment Transfer Supplement shall become effective (the "TRANSFER EFFECTIVE DATE"), which date shall be the fifth Business Day following the date of such Transfer Effective Notice. From and after the Transfer Effective Date each Purchasing Bank shall be a Bank party to the Credit Agreement for all purposes thereof.

          2. At or before 12:00 Noon, local time of the Transferor Bank, on the Transfer Effective Date, each Purchasing Bank shall pay to the Transferor Bank, in immediately available funds, an amount equal to the purchase price, as agreed between the Transferor Bank and such Purchasing Bank (the "PURCHASE PRICE"), of the portion being purchased by such Purchasing Bank (such Purchasing Bank's "PURCHASED PERCENTAGE") of the outstanding Loans and other amounts owing to the Transferor Bank under the Credit Agreement and the Notes. Effective upon receipt by the Transferor Bank of the Purchase Price from a Purchasing Bank, the Transferor Bank hereby irrevocably sells, assigns and transfers to such Purchasing Bank, without recourse, representation or warranty, and each Purchasing Bank hereby irrevocably purchases, takes and assumes from the Transferor Bank, such Purchasing Bank's Purchased Percentage of the Commitments and the presently outstanding Loans and other amounts owing to the Transferor Bank under the Credit Agreement and the Notes together with all instruments, documents and collateral security pertaining thereto.

          3. The Transferor Bank has made arrangements with each Purchasing Bank with respect to (i) the portion, if any, to be paid, and the date or dates for payment, by the Transferor Bank to such Purchasing Bank of any fees heretofore received by the Transferor Bank pursuant to the Credit Agreement prior to the Transfer Effective Date and (ii) the portion, if any, to be paid, and the date or dates for payment, by such Purchasing Bank to the Transferor Bank of fees or interest received by such Purchasing Bank pursuant to the Credit Agreement from and after the Transfer Effective Date.

          4. (a) All principal payments that would otherwise be payable from and after the Transfer Effective Date to or for the account of the Transferor Bank pursuant to the Credit Agreement and the Notes shall, instead, be payable to or for the account of the Transferor Bank and the Purchasing Banks, as the case may be, in accordance with their respective interests as reflected in this Commitment Transfer Supplement.
             (b) All interest, fees and other amounts that would otherwise accrue for the account of the Transferor Bank from and after the Transfer Effective Date pursuant to the Credit Agreement and the Notes shall, instead, accrue for the account of, and be payable to, the Transferor Bank and the Purchasing Banks, as the case may be, in accordance with their respective interests as reflected in this Commitment Transfer Supplement. In the event that any amount of interest, fees or other amounts accruing prior to the Transfer Effective Date was included in the Purchase Price paid by any Purchasing Bank, the Transferor Bank and each Purchasing Bank will make appropriate arrangements for payment by the Transferor Bank to such Purchasing Bank of such amount upon receipt thereof from the Company.

          5. On or prior to the Transfer Effective Date, the Transferor Bank will deliver to the Agent its Note[s]. On or prior to the Transfer Effective Date, the Company will deliver to the Agent Notes for each Purchasing Bank and the Transferor Bank, in each case in principal amounts reflecting, in accordance with the Credit Agreement, their

Commitments (as adjusted pursuant to this Commitment Transfer Supplement). As provided in subsection 8.6(d) of the Credit Agreement, each such new Note shall be dated the Closing Date. Promptly after the Transfer Effective Date, the Agent will send to each of the Transferor Bank and the Purchasing Banks its new Notes and will send to the Company the superseded Note of the Transferor Bank, marked "Cancelled" or if such Note cannot be located by such Transferee Bank, a lost note indemnification agreement in form and substance reasonably acceptable to the Company.

          6. Concurrently with the execution and delivery hereof, the Transferor Bank will provide to each Purchasing Bank (if it is not already a Bank party to the Credit Agreement) conformed copies of all documents delivered to such Transferor Bank on the Closing Date in satisfaction of the conditions precedent set forth in the Credit Agreement.

          7. Each of the parties to this Commitment Transfer Supplement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Commitment Transfer Supplement.

          8. By executing and delivering this Commitment Transfer Supplement, the Transferor Bank and each Purchasing Bank confirm to and agree with each other and the Agent and the Banks as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Transferor Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the Notes or any other instrument or document furnished pursuant thereto; (ii) the Transferor Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of its obligations under the Agreement, the Notes or any other instrument or document furnished pursuant hereto; (iii) each Purchasing Bank confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in subsection 3.3, the financial statements delivered pursuant to subsection 5.5, if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment Transfer Supplement;
(iv) each Purchasing Bank will, independently and without reliance upon the Agent, the Transferor Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (v) each Purchasing Bank appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Section 7 of the Credit Agreement; and (vi) each Purchasing Bank agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank.

          9. Each party hereto represents and warrants to and agrees with the Agent that it is aware of and will comply with the provision of subsection 8.6(h) of the Credit Agreement.

          10. Schedule II hereto sets forth the revised Commitments and Commitment Percentages of the Transferor Bank and each Purchasing Bank as well as administrative information with respect to each Purchasing Bank.

          11. This Commitment Transfer Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.


          IN WITNESS WHEREOF, the parties hereto have caused this Commitment Transfer Supplement to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.

                                                       SCHEDULE I
                                                           TO
                                                       COMMITMENT
                                                         TRANSFER
                                                       SUPPLEMENT


                  COMPLETION OF INFORMATION AND
                    SIGNATURES FOR COMMITMENT
                      TRANSFER SUPPLEMENT


          Re: $_________ Credit Agreement, dated as of February __, 1994, with Columbia Healthcare Corporation


- --------------------------------------------------------------------------------
Item 1     (Date of Commitment Transfer   [Insert date of Commitment Transfer
           Supplement):                   Supplement]
- --------------------------------------------------------------------------------
Item 2     (Transferor Bank):             [Insert name of Transferor Bank]
- --------------------------------------------------------------------------------
Item 3     (Purchasing Bank[s]):          [Insert name[s] of Purchasing
                                          Bank[s]]
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
Item 4         (Signatures of Parties to
               Commitment Transfer
               Supplement)

                                                       _____________________, as
                                                       Transferor Bank


                                                       By______________________
                                                         Title:


                                                       ___________________, as a
                                                         Purchasing Bank


                                                       By______________________
                                                         Title:


                                                       ___________________, as a
                                                         Purchasing Bank


                                                       By______________________
                                                         Title:
- --------------------------------------------------------------------------------


CONSENTED TO AND ACKNOWLEDGED:

COLUMBIA HEALTHCARE CORPORATION


By___________________________
  Title:


CHEMICAL BANK, as Agent


By___________________________
  Title:

[Consents Required only when
Purchasing Bank is not already
a Bank or affiliate thereof]


ACCEPTED FOR RECORDATION IN
  REGISTER:

CHEMICAL BANK, as Agent


By___________________________
  Title:

                                                     SCHEDULE II
                                                    TO COMMITMENT
                                                       TRANSFER
                                                      SUPPLEMENT



               LIST OF LENDING OFFICES, ADDRESSES
               FOR NOTICES AND COMMITMENT AMOUNTS


[Name of Transferor
  Bank]                   REVISED COMMITMENT AMOUNTS:      $________


                          REVISED COMMITMENT PERCENTAGE:    ________

[Name of Purchasing
  Bank]                   NEW COMMITMENT AMOUNTS:          $________


                          NEW COMMITMENT PERCENTAGE:        ________


ADDRESS FOR NOTICES:

[Address]

Attention:  _____________
Telephone:  _____________
Telecopier:  ____________


EURODOLLAR LENDING OFFICE:

_________________________
_________________________
_________________________


DOMESTIC LENDING OFFICE:

_________________________
_________________________
_________________________

                                                     SCHEDULE III
                                                    TO COMMITMENT
                                                       TRANSFER
                                                      SUPPLEMENT




               [Form of Transfer Effective Notice]


To:  Columbia Healthcare Corporation, [Insert Name of Transferor
       Bank and each Purchasing Bank]


          The undersigned, as Agent [delegate of the Agent performing administrative functions of the Agent] under the $__________ Credit Agreement, dated as of February __, 1994, among Columbia Healthcare Corporation, the Banks parties thereto and Chemical Bank, as Agent and as CAF Loan Agent, acknowledges receipt of five executed counterparts of a completed Commitment Transfer Supplement, as described in Schedule I hereto. [Note: attach copy of Schedule I from Commitment Transfer Supplement.] Terms defined in such Commitment Transfer Supplement are used herein as therein defined.

          1. Pursuant to such Commitment Transfer Supplement, you are advised that the Transfer Effective Date will be ____________ [Insert fifth business day following date of Transfer Effective Notice].

          2. Pursuant to such Commitment Transfer Supplement, the Transferor Bank is required to deliver to the Agent on or before the Transfer Effective Date its Note[s] or lost note indemnity.

          3. Pursuant to such Commitment Transfer Supplement, the Company is required to deliver to the Agent on or before the Transfer Effective Date the following Notes, each dated ____________ [Insert Closing Date].

          [Describe each new Note for Transferor Bank and Purchasing Bank as to principal amount, payee and type of Note (e.g. Revolving Credit Note, Grid CAF Loan Note, Individual CAF Loan Note etc.]

          4. Pursuant to such Commitment Transfer Supplement each Purchasing Bank is required to pay its Purchase Price to the Transferor Bank at or before 12:00 Noon on the Transfer Effective Date in immediately available funds.

                                                  Very truly yours,

                                                  CHEMICAL BANK


                                                  By________________________
                                                    Title: